UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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hhgregg, Inc.

(Name of Registrant as Specified in its Charter)

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HHGREGG, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 4, 2015
You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of hhgregg, Inc. (the “Company”, “we” or “us”) to be held at 2:00 p.m., local time, on August 4, 2015 at the Company’s principal executive offices, 4151 E. 96th Street, Indianapolis, IN, 46240. The Annual Meeting is being held for the following purposes:

(1)	To elect a Board of ten directors;
(2) To ratify the action of the Company's Audit Committee in appointing KPMG LLP, or KPMG, as independent registered public accountants for the fiscal year ending March 31, 2016;
(3)     To approve the reincorporation of the Company from the State of Delaware to the State of Indiana;
(4)     To approve a provision in the new Articles of Incorporation requiring action by stockholder written consent be unanimous as required under Indiana state law;
(5) To approve the elimination of the ability of the Company's stockholders, following the reincorporation, to amend the Company's new By-Laws as permitted under Indiana state law; and
(6)      To transact such other business that is properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The Board of Directors has set the close of business on June 5, 2015, as the record date for the determination of stockholders who will be entitled to notice of and voting rights at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by the Company’s By-Laws, at the Company’s offices, located at 4151 E. 96th Street, Indianapolis, IN, 46240, at least ten days before the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you, after reading this proxy statement, to cast your vote via the Internet or by mail as instructed in this proxy statement as promptly as possible. If you attend the meeting, you may vote in person, even if you previously voted by proxy.

By Order of the Board of Directors,

/s/ Robert J. Riesbeck
Robert J. Riesbeck Chief Financial Officer and Corporate Secretary
Indianapolis, IN
June 29, 2015

HHGREGG, INC.
PROXY STATEMENT

i

HHGREGG, INC.
4151 E. 96th Street
Indianapolis, IN 46240
PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of hhgregg, Inc. of proxies to be voted at our 2015 Annual Meeting of Stockholders and at any meeting following adjournment thereof.
You are cordially invited to attend hhgregg’s Annual Meeting on August 4, 2015 beginning at 2:00 p.m., local time. Stockholders will be admitted beginning at 1:30 p.m. The meeting will be held at the Company’s principal executive offices, 4151 E. 96th Street, Indianapolis, IN, 46240.
We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about June 23, 2015 to holders of shares of our common stock as of June 5, 2015, the record date for the meeting.
If you plan to attend the Annual Meeting and need directions to the Company’s principal executive offices, please contact our Investor Relations department at 4151 E. 96th Street, Indianapolis, IN 46240 or by email at investorrelations@hhgregg.com or by calling (317) 848-8710.
If you are a stockholder of record as of the record date for the meeting, and if you plan to attend the meeting in person, to enter the meeting, you will be asked to present a valid picture identification, such as a driver’s license or passport, with your admission ticket. This is for security purposes.
If your shares are held through a broker, bank, trust or other holder of record and you plan to attend the meeting in person, we will admit you only if we are able to verify that you are an hhgregg stockholder as of the record date. You should bring a letter or account statement demonstrating that you are the beneficial owner of our common stock on the record date, along with a valid picture identification to be admitted to the meeting. To vote your shares at the meeting, please see below.
Important notice regarding availability of proxy materials for annual stockholder meeting to be held on August 4, 2015.
This Proxy Statement and our Annual Report on Form 10-K, or the Annual Report, for the year ended March 31, 2015 are available to stockholders via the internet at www.edocumentview.com/HGG.
What happens at the Annual Meeting?
At the Annual Meeting, our stockholders will vote on the proposals described in this Proxy Statement, including the election of the ten nominees for director, the ratification of our Audit Committee’s appointment of our independent registered public accountants for the fiscal year ending March 31, 2016, the approval of the reincorporation of our Company from the State of Delaware to the State of Indiana, the approval of a provision in our new Articles of Incorporation requiring action by stockholder written consent be unanimous as required under Indiana state law and the approval of the elimination of the ability of our stockholders, following the reincorporation, to amend our new By-Laws as permitted under Indiana state law.
What is a “proxy?”
A proxy is your legal designation giving another person permission to vote the stock you own. The person you designate is called your “proxy,” and the document that designates someone as your proxy is called a “proxy” or “proxy card.” By completing your proxy or proxy card, you designate Dennis L. May, our President and Chief Executive Officer, and Robert J. Riesbeck, our Chief Financial Officer, as your proxies at our Annual Meeting.

Who is paying for this Proxy Statement and the solicitation of my proxy, and how are proxies solicited?
We will pay the entire cost of soliciting proxies for the Annual Meeting. Our directors, officers and employees may solicit proxies personally or by mail, telephone or other means of communication. In addition, we may request brokerage firms, banks and other custodians, nominees and fiduciaries to send copies of these proxy materials to the beneficial owners of our stock held by them. We will reimburse these institutions for the reasonable costs they incur to do so. Though we do not plan to do so now, we may later decide to retain a professional proxy solicitation service. The cost of that service would be paid by us.

Who is entitled to vote?
Only the stockholders of record of our common stock at the close of business on June 5, 2015, or the Record Date, will be entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection, as required by our By-Laws, at our corporate offices, located at 4151 E. 96th Street, Indianapolis, IN 46240, at least ten days before the Annual Meeting.
How many votes do I have?
For each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on the Record Date. As of the Record Date, 27,706,378 shares of our common stock were outstanding. You do not have cumulative voting rights.
What is the difference between holding shares as a “stockholder of record” and as a beneficial owner?
If your shares are registered in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record for those shares. We send proxy materials directly to all stockholders of record.
If your shares are held through a stock broker, bank or other nominee, you are considered the beneficial owner of those shares, even though you are not the stockholder of record. In that case, the proxy materials have been forwarded to you by your stock broker, bank or other nominee (who is considered the stockholder of record). As the beneficial owner of shares of our common stock, you have the right to tell your broker, bank or other nominee how to vote using the proxy materials. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of elections at the Annual Meeting.
What am I voting on?
You will be voting on the following proposals:
1. The election of the ten nominees named in this Proxy Statement to the Board of Directors (Proposal No. 1);
2. The ratification of the action of our Audit Committee in appointing KPMG LLP, or KPMG, as our independent registered public accountants for the fiscal year ending March 31, 2016 (Proposal No. 2);
3.     The approval of the reincorporation of our company from the State of Delaware to the State of Indiana (Proposal No. 3);
4.     The approval of a provision in the new Articles of Incorporation requiring action by stockholder written consent be unanimous as required under Indiana state law (Proposal No. 4); and
5. The approval of the elimination of the ability of our stockholders, following the reincorporation, to amend our new By-Laws as permitted under Indiana state law (Proposal No. 5).
Approval of Proposal No. 3 is a condition to consummation of Proposal No. 4 and Proposal No. 5, and, accordingly, if Proposal No. 3 is not approved, we will be unable to effect Proposal No. 4 or Proposal No. 5.
Approval of Proposal No. 4 is a condition to consummation of Proposal No. 3 and Proposal No. 5, and, accordingly, if Proposal No. 4 is not approved, we will be unable to proceed with the reincorporation.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that the stockholders vote:
1. FOR the election of the ten nominees named in this Proxy Statement to the Board of Directors (Proposal No. 1);
2. FOR the ratification of the action of our Audit Committee in appointing KPMG as our independent registered public accountants for the fiscal year ending March 31, 2016 (Proposal No. 2);
3.FOR the approval of the reincorporation of our company from the State of Delaware to the State of Indiana (Proposal No. 3);
4.FOR the approval of a provision in the new Articles of Incorporation requiring action by stockholder written consent be unanimous as required under Indiana state law (Proposal No. 4); and
5.FOR the approval of the elimination of the ability of our stockholders, following the reincorporation, to amend our new By-Laws as permitted under Indiana state law (Proposal No. 5).

Will any other matters be voted on?
The Board does not intend to present any other matters at the Annual Meeting, nor does the Board of Directors know of any other matters that will be brought before our stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your returned proxy gives authority to Dennis L. May and Robert J. Riesbeck as proxies to vote such matters at their discretion.
How do I vote by proxy?
You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.
Via Internet: Go to www.envisionreports.com/HGG and follow the instructions. You will need to enter the validation number printed on your proxy materials.
By Telephone: Call toll-free 1-800-652-VOTE (8683) and follow the instructions. You will need to enter the validation number printed on your proxy materials.
By Mail: Complete, sign, date and return your proxy card in the enclosed envelope.
If your shares are held in street name (with your broker or bank), you may vote by submitting voting instructions to your broker, bank or nominee. In most cases, you will be able to do this by mail. Please refer to the instructions provided to you by your broker, bank or nominee.
If you provide specific voting instructions, your shares will be voted as you have instructed.
How can I vote my shares in person at the Annual Meeting?
All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold your shares through a bank, broker or other nominee, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of elections with your ballot to be able to vote in person at the Annual Meeting.
Can I change or revoke my vote after I vote online, by telephone or return my proxy card?
Any stockholder giving a proxy can revoke it any time before it is exercised by (i) delivering written notice of revocation to the Corporate Secretary of hhgregg at 4151 E. 96th Street, Indianapolis, IN 46240; (ii) timely delivering a valid, later-dated proxy or a later-dated vote by telephone or via the Internet; or (iii) attending the Annual Meeting and voting in person. If you respond to this solicitation with a valid proxy and do not revoke it before it is exercised, it will be voted as you specified in the proxy.
If your shares are held in street name, you must follow the specific directions provided to you by your bank, broker or other nominee to change or revoke any voting instructions you have already provided to your bank or broker.
How many votes must be present to hold the Annual Meeting?
A majority of the shares of our common stock issued and outstanding and entitled to vote on the Record Date must be present, either in person or by proxy, for there to be a quorum at the Annual Meeting. As of the Record Date, 27,706,378 shares of our common stock were outstanding and entitled to vote and, therefore, 13,853,190 shares must be present, either in person or by proxy, for there to be a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. See “How will abstentions and broker non-votes be treated?” in this Proxy Statement for more information.
How many votes are necessary to approve each proposal?
Proposal No. 1: Our directors are elected by a plurality of the votes of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting. This means that the candidate who receives the most votes for a particular slot will be elected for that slot, whether or not the votes for that candidate represent a majority.
Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending March 31, 2016 requires the affirmative vote of a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting.

Proposal No. 3: The approval of the reincorporation of our company from the State of Delaware to the State of Indiana requires the affirmative vote of a majority of our outstanding shares of common stock.
Proposal No. 4: The approval of a provision in the new Articles of Incorporation requiring action by stockholder written consent be unanimous as required under Indiana state law requires the affirmative vote of two-thirds of our outstanding shares of common stock.
Proposal No. 5: The approval of the elimination of the ability of our stockholders, following the reincorporation, to amend our new By-Laws as permitted under Indiana state law requires the affirmative vote of a majority of our outstanding shares of common stock.
In accordance with our Certificate of Incorporation, each share of common stock is entitled to one vote. There is no cumulative voting.

What is a “broker non-vote”?
If your shares are held in “street name” by a broker, your broker is the stockholder of record; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may exercise discretionary voting power to vote your shares with respect to “routine matters,” but not with respect to “non-routine” items. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Proposal Nos. 1, 3, 4 and 5 are “non-routine matters” and accordingly, banks, brokers and other holders of record holding shares for a beneficial owner cannot vote with respect to Proposal Nos. 1, 3, 4 or 5 unless they receive voting instructions from the beneficial owner.
Proposal No. 2 is a “routine matter.”
How will abstentions and broker non-votes be treated?
Abstentions with regard to Proposal No. 1 (the election of directors) will be excluded entirely from the vote and will have no effect on the outcome. Abstentions with regard to Proposal Nos. 2, 3, 4 and 5 count as votes present and entitled to vote and have the effect of a vote against the proposal. A “broker non-vote” is counted for purposes of determining a quorum. A broker non-vote will not be considered as present and entitled to vote with respect to Proposal No. 1 and, therefore, will have no effect on the outcome of the vote. A broker non-vote will have the effect of a vote against Proposal Nos. 3, 4 and 5 because the vote on the proposals is based on all of our outstanding shares of common stock. Because The New York Stock Exchange, or NYSE, considers the ratification of independent auditors to be routine, nominees holding shares in street name may vote on Proposal No. 2 in the absence of instructions from the beneficial owner.
Who will count the votes?
An automated system administered by Computershare Investor Services will tabulate votes cast by proxy at the Annual Meeting. A representative of hhgregg, Inc. will be appointed to act as the inspector of elections and tabulate votes cast in person at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting. Additionally, we will publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, or the SEC.
Do you provide electronic access to the hhgregg Proxy Statement and Annual Report?
Yes. You may obtain copies of this Proxy Statement and form of proxy card and our Annual Report for the year ended March 31, 2015 by visiting www.hhgregg.com and clicking the “Investor Relations” link or by visiting www.edocumentview.com/HGG. Once you are in the “Investor Relations” section of our website, click the “Financial Performance” link. You may also obtain a copy of our Proxy Statement, form of proxy card and Annual Report (without exhibits), without charge, by sending a written request to: Investor Relations at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240 or by calling (317) 848-8710. We will provide copies of the exhibits to the Annual Report upon receipt of a request addressed to Investor Relations and payment of a reasonable fee.

What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect any dividend check mailings.
If you received a householding mailing this year and you would like an additional copy of this Proxy Statement or our Annual Report mailed to you, we will deliver a copy promptly upon your request to: Investor Relations at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240, or by calling (317) 848-8710 and ask for Investor Relations. If you are a street name holder and wish to revoke your consent to householding and receive additional copies of our Proxy Statement and Annual Report in future years, you may call Broadridge Investor Communications Services toll-free at 1-800-542-1061 or write to Broadridge Investor Communications Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder of record and wish to revoke your consent to householding and receive additional copies of our Proxy Statement and Annual Report in future years, you may call hhgregg Investor Relations at (317) 848-8710.
Stockholder Account Maintenance
Our transfer agent is Computershare Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer hhgregg stock and similar issues, can be handled by calling hhgregg Shareholder Services at (800) 622-6757 or by accessing Computershare’s website at www.computershare.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, ten directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The number of directors is established by our Board of Directors pursuant to our By-Laws and is currently set at eleven. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Dennis L. May, Mr. Gregory M. Bettinelli, Mr. William P. Carmichael, Mr. Lawrence P. Castellani, Mr. Benjamin D. Geiger, Ms. Catherine A. Langham, Mr. John M. Roth, Mr. Peter M. Starrett, Ms. Kathleen C. Tierney and Mr. Darell E. Zink for election as Directors. Michael L. Smith, who has been a director since July 2005 and Chairman of the Board of Directors since 2012, informed us that he would not stand for re-election as a member of the Board of Directors at the Annual Meeting. He will leave the Board of Directors at the end of his current term immediately following the Annual Meeting. In anticipation of Mr. Smith's departure and upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors elected Mr. William P. Carmichael as a Director in June 2015. Mr. Carmichael possesses extensive experience in corporate finance, accounting, and financial management, including 21 years with global consumer product companies, and such experience enables Mr. Carmichael to provide valuable guidance with respect to analyzing our operating results, financial condition, and strategic plans. In addition, upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has appointed Catherine A. Langham to be the Chairperson of the Board of Directors following the Annual Meeting. Following the Annual Meeting, the size of our Board of Directors will be reduced to ten directors.
Votes cast pursuant to your proxy will be cast FOR the election of the ten nominees unless authority is withheld. All nominees are currently members of our Board of Directors. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Director if elected. If for any reason any nominee shall not be a candidate for election as a Director at the Annual Meeting (an event that is not now anticipated), your proxy will be voted for a substitute nominee, if any, as shall be designated by our Board of Directors.
Nominees for Election to our Board of Directors
The following information is furnished with respect to the ten nominees. The Board of Directors has determined that each of the nominees, other than Mr. May, are independent directors within the meaning of the NYSE listing standards and the rules and regulations of the SEC.
Dennis L. May, 47, our President and Chief Executive Officer and a Director, joined us in January 1999. He has been our Chief Executive Officer since August 2009. From 1999 to January 2003, he served as the Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer in January 2003. He became a Director in connection with our recapitalization in February 2005. Mr. May joined us as part of the acquisition of certain store leases of Sun TV & Appliance, Inc., a retailer of consumer electronics and appliances, where he held the positions of Vice President of Marketing, Executive Vice President and Chief Operating Officer. Mr. May brings to our Board of Directors expertise in the strategic and operational aspects of the retail industry that he has gained during his 27 years working in the industry.
Gregory M. Bettinelli, 42, became a Director in August 2013. He is also a senior executive with over 15 years of experience in the Internet and eCommerce industries.  Since March 2013, Mr. Bettinelli has been a Partner with Upfront Ventures, a venture capital firm, and a co-founder of MuckerLab, a leading technology focused start-up business accelerator.  From June 2009 to March 2013, Mr. Bettinelli was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer.  From March 2008 to April 2009, Mr. Bettinelli was Executive Vice President of Business Development and Strategy at Live Nation, a ticketing business.  From 2003 to 2008, Mr. Bettinelli held a number of leadership positions at eBay, including Senior Director of Business Development at StubHub and Director of Event Tickets and Media.  Mr. Bettinelli was selected to serve on our Board of Directors due to his extensive experience in online retail marketing and eCommerce.
William P. Carmichael, 71, became a Director in June 2015. Mr. Carmichael currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust I, and Columbia ETF Trust. He also currently serves as Chairman of two closed-end funds, Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corp. From 1998 to 2001, Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for 21 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and Vice President of Esmark, Inc. from 1973 to 1984. Mr. Carmichael currently serves as a Director on the Boards of The Finish Line, Inc. (since 2003) and International Textile Group (since 2012). Mr. Carmichael brings to our Board of Directors extensive experience in corporate finance, accounting, and financial management, and this experience enables Mr. Carmichael to provide valuable guidance with respect to analyzing our operating results, financial condition, and strategic plans.
Lawrence P. Castellani, 69, became a Director in July 2005. From June 2006 to May 2008, Mr. Castellani served as a Director of Advance Auto Parts, Inc., a specialty retailer of auto parts, where he also served as the Chairman of its Board from February 2003 to May 2006 and as its Chief Executive Officer from 2000 until May 2005. Mr. Castellani served as President and Chief Executive Officer of Ahold Support Services in Latin America (a division of Royal Ahold, a supermarket company) from 1998 to 2000, as Executive Vice President of Ahold USA from 1997 through 1998, and as President and Chief Executive Officer of Tops Friendly Markets, a grocery store chain, from 1991 through 1997. Mr. Castellani was selected to serve as a Director due to his extensive experience in executive leadership in the retail industry.
Benjamin D. Geiger, 40, became a Director in connection with our recapitalization in February 2005. Mr. Geiger joined Freeman Spogli & Co., a private equity investment firm, in 1998 and became a partner in July 2008. From 1996 to 1998, Mr. Geiger was employed by Merrill Lynch & Co. in the Mergers and Acquisitions Group. Mr. Geiger brings to our Board of Directors experience and insights into strategic expansion opportunities, transactional structuring and debt and equity financing.
Catherine A. Langham, 57, became a Director in February 2010. Ms. Langham is the co-founder, President and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing and distribution. Ms. Langham has been at Langham Logistics, Inc. since July 1988. Ms. Langham also serves on the Boards of Directors for The Finish Line, an athletic shoe retailer, and Celadon Group, Inc., a trucking company. Ms. Langham has also served as a director of Marsh Supermarket, Inc. Ms. Langham brings to our Board of Directors extensive experience in logistics and executive leadership gained in her 24 years serving as a leader in the logistics industry and as a member of the boards of directors for multiple public companies.
John M. Roth, 56, became a Director in connection with our recapitalization in February 2005. Mr. Roth joined Freeman Spogli & Co., a private equity investment firm, in 1988, became a general partner in 1993 and now serves as President and Chief Operating Officer. From 1984 to 1988, Mr. Roth was employed by Kidder, Peabody & Co. Incorporated in the Mergers and Acquisitions Group. Mr. Roth serves as a director on the board of El Pollo Loco Holdings, Inc., a restaurant chain. Mr. Roth brings to our Board extensive experience as a board member of numerous retail and consumer businesses and has extensive experience and insights into strategic expansion opportunities, capital markets and capitalization strategies.
Peter M. Starrett, 67, became a Director in connection with our recapitalization in February 2005 and served as Vice Chairman of our Board of Directors from February 2005 until April 2007. In 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and currently serves as its President. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide, a specialty retailer. Previously, Mr. Starrett served as Chairman and CEO of The Children's Place and in senior management positions with Federated and May Department Stores. Mr. Starrett serves on the Board of Pacific Sunwear, a clothing retailer, and he is non-Executive Chairman there and Boot Barn, a boot retailer, and he is non-Executive Chairman there, as well. He also serves on the board of PETCO Animal Supplies, Inc., a retailer of pet food and supplies. Mr. Starrett was selected to serve as a Director on our Board due to his extensive experience as an officer and director of both public and private companies in the retail industry.
Kathleen C. Tierney, 70, became a Director in February 2010. In April 2012, Ms. Tierney joined Parallel Investment Partners as an Operating Partner at The Fragrance Outlet. In May 2011, she joined VOZ Partners as an Operating Partner. Ms. Tierney served as the Chief Executive Officer of Sur La Table, a privately held retailer of kitchenware and tabletop accessories, from 2004 until 2008 and as Executive Vice Chairman from 2008 to 2010, and as a director until May 2011. Prior to joining Sur La Table, Ms. Tierney was an independent management consultant for a variety of national clients. From 1993 to 1999, Ms. Tierney held the position of Chief Executive Officer and President of Smith Hawken, the multi-channel gardening life-style company based in Mill Valley, California. From 2000 to 2004 she was a trustee at Dominican University of California, where she is now an adjunct professor in the Leadership Institute. Ms. Tierney brings to our Board of Directors extensive experience in marketing, multi-channel retailing and leadership studies.
Darell E. Zink, 68, became a Director in August 2007. Since October 2004, Mr. Zink has served as Chairman and Chief Executive Officer of Strategic Capital Partners, LLC, a real estate investment management firm. Prior to that, Mr. Zink served as Vice Chairman of Duke Realty Corporation, a real estate development and management company, from January 2004 to October 2004 and as Executive Vice President and Chief Financial Officer from October 1993 to December 2003. Prior to that, Mr. Zink was a general partner in the private company predecessor of Duke Realty Corporation from June 1982 to October 1993. Mr. Zink has served as Chief Executive Officer of HKZ Enterprises, a real estate development company, since September 2004. Mr. Zink has served as a Director on the Board of Duke Realty Corporation and Windrose Medical Properties Trust.

Mr. Zink brings to our Board of Directors expertise in real estate, financial and corporate governance matters as a result of his 20 years as an officer and a director of publicly traded companies.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR Proposal No. 1 to elect, Mr. May, Mr. Bettinelli, Mr. Carmichael, Mr. Castellani, Mr. Geiger, Ms. Langham, Mr. Roth, Mr. Starrett, Ms. Tierney and Mr. Zink as Directors until the next annual meeting of stockholders.

CORPORATE GOVERNANCE MATTERS AND
COMMITTEES OF THE BOARD OF DIRECTORS
Pursuant to our By-Laws, the Board of Directors has established five standing committees: the Audit, Compensation, Executive, Nominating and Corporate Governance and Real Estate Committees. We require a majority of our Board members and all members of each of the Audit, Compensation, Nominating and Corporate Governance and Real Estate Committees to be independent, as defined by the NYSE listing standards and the rules and regulations of the SEC.
The Board has determined, after a review of the relationships between and among each of the directors, the Company and its officers, and after consultation with, and upon the recommendation of, our Nominating and Corporate Governance Committee, that Gregory M. Bettinelli, William P. Carmichael, Lawrence P. Castellani, Benjamin D. Geiger, Catherine A. Langham, John M. Roth, Michael L. Smith, Peter M. Starrett, Kathleen C. Tierney and Darell E. Zink are independent, as defined by the NYSE listing standards and SEC rules and regulations, and that no material relationships exist between any such independent directors and the Company other than by virtue of them being Directors and stockholders. Mr. May is not independent by virtue of his position as President and Chief Executive Officer. In addition, the Board has determined that the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent under the NYSE listing standards for each such committee, and, with respect to the Audit Committee, Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
The Board of Directors met nine times during fiscal 2015. The non-employee independent directors (as defined by the rules of the NYSE) met four times during fiscal 2015 in executive session without the presence of management directors or employees of the Company. Our executive sessions are presided over by the Chairman of the Board. All directors attended at least 75% of the Board meetings and meetings held by Committees of which they were members. Pursuant to Corporate Governance Guidelines adopted by the Board, Directors are expected to attend Board meetings on a regular basis and to attend the annual meeting of stockholders. All members of the Board attended the 2014 annual meeting of stockholders.
Committee Charters and Code of Business Conduct and Ethics
The charters of the Audit, Compensation, Executive and Nominating and Corporate Governance Committees, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics applicable to our officers, directors and employees are available on our website at www.hhgregg.com under the “Investor Relations” link. Once within the “Investor Relations” section of our website, click the “Corporate Governance” link. These documents are also available in print to stockholders upon request by contacting our Investor Relations department at: Investor Relations at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240 or by calling (317) 848-8710 and ask for Investor Relations. Any waivers or substantive amendments of the Code of Business Conduct and Ethics will be disclosed on our website at www.hhgregg.com.

Standing Board Committees
The principal functions of each of our standing Board Committees, their members and the number of meetings held in fiscal 2015 are set forth below:

Committee Name and Members		Committee Functions	Number of Meetings in Fiscal 2015
Audit Smith(1)(2) Langham Tierney(3) Zink	•	Oversees the integrity of our financial statements;	4
	•	Oversees our compliance with legal and regulatory requirements;
	•	Evaluates the independent auditors’ qualifications, performance and independence; and
	•	Reviews the performance of our internal audit function.

Compensation Castellani(1) Bettinelli Starrett Zink	•	Evaluate and recommend for approval by the Board compensation for selected senior executive officers of hhgregg;	5
	•	Set the compensation of the CEO and review his performance against set goals;
	•	Administer our equity compensation plans;
•
Evaluate and review the structure of compensation and benefits for directors, officers and employees, including setting pre-tax earnings goals and approving the payment of annual incentive awards under our incentive compensation plans; and

	•	Establish and communicate to the Board and to management our general compensation philosophy, as well as considerations for determining compensation for executive officers.

Nominating and Corporate Governance Langham(1) Roth Smith(2)	•	Identify and recommend to the Board individuals to fill vacant Board positions and/or nominees for election as directors at the annual meeting of stockholders;	4
	•	Review the structure, independence and composition of the Board and its Committees and the Committee charters and make recommendations to the Board;
	•	Evaluate the performance of the Board and Committees and report findings to the Board;
	•	Nominate for Board approval the Chairman, and make recommendations to the Board regarding his or her respective roles;
	•	Review and make recommendations for amendments to our Code of Business Conduct and Ethics;
	•	Recommend to the Board and oversee the implementation of sound corporate governance principles and practices; and
	•	Develop and recommend to the Board procedures for a stockholder to send communications to the Board.

Real Estate Starrett(1) Bettinelli Castellani Tierney Zink	•	Review, evaluate and approve new real estate locations as proposed and requested by the Company’s management; and	2
	•	Review and evaluate store and market performance and assist the Company’s management in real estate related decisions.

Executive Smith(1)(2) Geiger Roth	•	Make decisions and evaluate issues referred to the executive committee by the Board or the Chairman of the Board; and	4
	•	Act with full authority on behalf of the full Board between meetings.

(1)	Chairman of the Committee.

(2)
Mr. Smith will not stand for re-election and will leave at the end of his current term immediately following the Annual Meeting. At such time, Mr. Carmichael will be added to the Audit Committee and will replace Mr. Smith as Chairman of the Audit Committee. Mr. Carmichael will also replace Mr. Smith on the Nominating and Corporate Governance Committee. Mrs. Langham will replace Mr. Smith as Chairperson of the Executive Committee as well as Chairperson of the Board.

(3)	Mrs. Tierney was replaced by Mr. Zink on the Audit Committee effective October 27, 2014.

Nominees for Election as Directors
The Nominating and Corporate Governance Committee is responsible for leading the search for and evaluating qualified individuals to become nominees for election as directors. The Nominating and Corporate Governance Committee also considers nominees as proposed by stockholders. As provided in our Corporate Governance Guidelines and Director Nomination Policy, the Nominating and Corporate Governance Committee will seek Board candidates who possess and have exhibited integrity in business and personal affairs and whose professional experiences will assist the Board in performing its duties. The Nominating and Corporate Governance Committee has not established any specific, minimum qualifications for potential nominees. Pursuant to the Director Nomination Policy, the Nominating and Corporate Governance Committee’s process for evaluating nominees for director will generally not differ based on whether the nominee is recommended by a stockholder.
To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, stockholders should submit the candidate’s name and qualifications in writing to our Corporate Secretary at the following address: hhgregg, Inc., Attention: Corporate Secretary, 4151 E. 96th Street, Indianapolis, IN, 46240. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. See “Stockholder Proposals” in this Proxy Statement for further information. Nominations must be delivered to the Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date that our Proxy Statement is delivered to stockholders in connection with the preceding year’s annual meeting. See Section 2.12 of our By-laws for more information on procedural requirements. The Nominating and Corporate Governance Committee will evaluate new candidates by performing background checks, reviewing qualifications for specific skills that must be possessed by one or more of the members of the Board, and considering the extent to which the member promotes diversity among directors. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee believes that it is desirable that Board members represent a diversity of backgrounds, as well as a diversity of viewpoints and experiences. The Nominating and Corporate Governance Committee will extend invitations on behalf of us to join the Board or to be nominated for election as a director.
Board Leadership Structure
Our Corporate Governance Guidelines and By-Laws allow the Board to separate the roles of Chairman and Chief Executive Officer. Currently, the Board believes that the separation of the Chairman and Chief Executive Officer positions is the most appropriate structure for the Company. By having a separate Chairman and Chief Executive Officer, the Board believes that the Chief Executive Officer may devote more of his attention to managing the operations of the Company while the Chairman assumes the responsibility of providing leadership within the Board. Our Chairman provides guidance to our Chief Executive Officer and other executive officers and focuses on board oversight responsibilities and strategic planning. Having the Chief Executive Officer serve on the Board of Directors ensures that the Board contains the individual most familiar with the Company’s business and industry and most effective at identifying strategic priorities and implementation of the Company’s strategy, while also retaining an independent leader. The Board believes that the structure of its leadership may vary from time to time, depending on the circumstances of the Company and its succession planning. Therefore, in the future the Board will consider whether to maintain the separation of the roles of Chairman and Chief Executive Officer.
Board’s Role in Risk Oversight
The Board of Directors is responsible for overseeing the management and operations of the Company, including overseeing its risk assessment and risk management functions. The Board of Directors has delegated primary responsibility for reviewing the Company’s guidelines and policies with respect to risk assessment and risk management to the Audit Committee as part of its responsibility for the oversight of the Company’s financial matters and regulatory compliance. The Company’s Director of Internal Audit, who reports to the Audit Committee, has developed an enterprise risk management (ERM) framework through which management has identified the key areas of risk that we face. Upon review of the risks identified by management, the Audit Committee may approve management’s recommendation to assign certain risk areas for oversight by appropriate committees of the Board, or by the full Board of Directors. The Company’s Director of Internal Audit also reviews risk areas with senior management on a regular basis. The Compensation Committee has primary responsibility for oversight of risk related to compensation matters, as more fully described elsewhere in this Proxy Statement.
Communication with the Board of Directors
Stockholders and other interested parties may communicate with the Board of Directors or the non-management directors as a group by sending correspondence addressed to the applicable party to: Board of Directors, hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN, 46240. Pursuant to procedures approved by the independent members of the Board of Directors, all such correspondence related to the Board’s duties and responsibilities will be reviewed by our Corporate Secretary and forwarded to the Chairman of the Board. All such correspondence will be available to any of the Directors upon request.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that hhgregg, Inc. specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
During fiscal 2015, Michael L. Smith served as Chairman of the Audit Committee of the Board of Directors. The other members of the Audit Committee during fiscal 2015 were Catherine A. Langham, Darell E. Zink and Kathleen C. Tierney. The Board of Directors has determined that all members of the Audit Committee are independent and are financially literate as required by the NYSE listing standards, and that Mr. Smith is an “audit committee financial expert,” as defined by SEC rules, and has accounting or related financial management expertise, as required by the NYSE’s listing requirements. The Board has determined that Mr. Carmichael will replace Mr. Smith as Chairman of the committee and that he is an “audit committee financial expert.”
The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal 2015 with our management. The Audit Committee has discussed with KPMG LLP, our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on the Audit Committee’s review and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our fiscal 2015 Annual Report on Form 10-K for filing with the SEC.
THE AUDIT COMMITTEE
Michael L. Smith (Chair)
Catherine A. Langham
Darell E. Zink

NON-DIRECTOR EXECUTIVE OFFICERS
The following table lists our executive officers who are not directors, as of June 23, 2015:

Name	Age	Position with our Company
Robert J. Riesbeck	51	Chief Financial Officer
Trent E. Taylor	56	Chief Information Officer
Charles B. Young	51	Chief Human Resources Officer
Keith M. Zimmerman	56	Chief Merchandising Officer

Robert J. Riesbeck, our Chief Financial Officer, joined us in September 2014. Mr. Riesbeck has over 25 years of experience in financial and operations management. From September 2010 through September 2014, Mr. Riesbeck served as Operations Executive/Group Chief Financial Officer at Sun Capital Partners where he was responsible for financial and operations oversight of a diverse group of portfolio companies. From February 2007 through September 2010, Mr. Riesbeck was Chief Financial Officer of Marsh Supermarkets. Prior to this, Mr. Riesbeck was CFO of American Golf Corporation and also previously held business-unit CFO roles at Nike, Inc.
Trent E. Taylor, our Chief Information Officer, joined us in September 2011. From July 2009 to September 2011, Mr. Taylor worked as an independent IT consultant. From 1992 to June 2009, Mr. Taylor served in a number of roles for Walgreen Company, with his last position as Executive Vice President. Mr. Taylor has over 25 years of experience in the information technology field, including systems architecture, data center infrastructure, networking, applications and e-commerce.
Charles B. Young, our Chief Human Resources Officer, joined us in January 2008 as Vice President of Human Resources. Mr. Young was named Chief Human Resources Officer in June 2008. Prior to joining our Company, Mr. Young served as Vice President of Human Resources Store Operations and Supply Chain for the Sears Holding Company, a retail company, from February 2006 to December 2007. He also served in the role of Vice President of Human Resources—Sears Retail Stores (April 2005—February 2006) and the Director of Human Resources (July 2004—April 2005) while working for Sears.
Keith M. Zimmerman, our Chief Merchandising Officer, joined us in January 2015. Mr. Zimmerman has over 20 years of experience in merchandising and marketing management. Most recently, Mr. Zimmerman served as Chief Merchandising Officer at P.C. Richard & Son from May 2014 to December 2014. Before joining P.C. Richard & Son, Mr. Zimmerman served in various positions at American TV and Appliance of Madison, Inc. beginning in 1979 and most recently serving as Executive Vice President and Chief Merchant for Electronics and Appliances from February 2007 through April 2014. Prior to this, Mr. Zimmerman held the position of Senior Vice President of Appliance Marketing at American TV and Appliance of Madison, Inc. from March 1994 through January 2007.

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that hhgregg, Inc. specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
During fiscal 2015, Lawrence P. Castellani served as Chairman of the Compensation Committee of the Board of Directors. The other members of the Compensation Committee during fiscal 2015 were Gregory M. Bettinelli, Peter M. Starrett and Darell E. Zink.
Our Compensation Committee is currently comprised entirely of four independent directors who meet independence, experience and other qualification requirements of the NYSE listing standards, and the rules and regulations of the SEC. The Compensation Committee operates under a written charter adopted by the Board. Our Compensation Committee charter can be viewed by connecting to www.hhgregg.com, under the “Investor Relations” link.
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement with management, and based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Lawrence P. Castellani (Chair)
Gregory M. Bettinelli
Peter M. Starrett
Darell E. Zink

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis describes the material elements of executive compensation including the principles underlying our executive compensation policies, decisions and other important factors relevant to an analysis of those policies and decisions. Our Compensation Committee is responsible for the oversight of these plans for executives and directors. The financial results of the Company are reflected in our named executive officer awards as outlined in the Compensation Discussion and Analysis that follows. Our named executive officers for fiscal year 2015 were:

•	Dennis L. May, President and Chief Executive Officer

•	Robert J. Riesbeck, Chief Financial Officer

•	Andrew S. Giesler, Former Interim Chief Financial Officer

•	Charles B. Young, Chief Human Resources Officer

•	Trent E. Taylor, Chief Information Officer

•	Keith M. Zimmerman, Chief Merchandising Officer

•	Troy H. Risch, Former Chief Operating Officer*

•	Julie C. Lyle, Former Chief Marketing Officer*
*Mr. Risch separated from the Company as of January 25, 2015 and Ms. Lyle separated from the Company as of March 24, 2015.
The Compensation Discussion and Analysis is divided into three sections:

•
Compensation Philosophy, Objectives and Process. A discussion of our compensation philosophy, the objectives of our compensation programs and policies, and the process we use to determine executive compensation.

•	Key Elements of Compensation. A discussion and analysis of certain key compensation elements in our compensation program including base pay, incentives, equity and perquisites.

•
Other Compensation Matters. A discussion of programs and policies that is generally applicable to the named executive officers including executive severance, health and welfare benefits, and other perquisites.

The Compensation Discussion and Analysis should be read in conjunction with the section below entitled “Executive Compensation” where you will find a number of tables detailing specific information about compensation earned by each of our named executive officers in fiscal 2015.
Compensation Philosophy, Objectives and Process
Philosophy. We believe our success depends on our commitment to serve our customers and work as a team to deliver a superior customer purchase experience. We aim to make our compensation programs competitive, which allows us to attract and retain individuals whose skills are critical to our long-term success. We structure our compensation programs to reward and motivate superior individual and team performance among our executives and our associates in attaining business objectives and maximizing stockholder value. Our compensation awards are based on the fundamental principle of aligning the interests of our executives with those of our stockholders. The primary means for achieving this fundamental principle is incorporating the concept of “pay for performance” in our compensation programs and policies. Therefore, our named executive officer compensation, while targeted to a market median overall (as described below), is heavily leveraged with a combination of long-term equity and annual cash incentive compensation, while base pay is targeted to below market median levels. We believe that our compensation programs coupled with growth and development opportunities for our executives and other associates and a positive work environment built on trust and respect help solidify our executives’ commitment to deliver a superior customer purchase experience and links our executives’ efforts to our corporate objectives and the stockholders’ interests. At our 2014 annual meeting of stockholders, 85% of the shares voted at the meeting voted in favor of our executive compensation programs.
Objectives. We believe our compensation programs and policies should serve to fulfill many objectives including to (i) attract and retain executives with the knowledge, entrepreneurial skills and the competencies we require; (ii) motivate these executives to execute our short and long-term business strategies successfully; (iii) reward executives for achieving superior performance and maximizing stockholder value; and (iv) promote a culture of pay for performance by maintaining a flexible compensation structure with an emphasis on incentive and equity plan components in order to align the interests of executives and stockholders on short and long-term goals.

Process. The Compensation Committee annually reviews our compensation philosophy and objectives and oversees the design, competitiveness and effectiveness of compensation programs for our named executive officers. The Board has given the Compensation Committee the authority to determine and approve the compensation (including base salaries, annual incentives and long-term incentives), performance goals and achievement of goals for our named executive officers, approving all awards under the hhgregg, Inc. 2007 Equity Incentive Plan and overseeing compensation programs for our named executive officers. In addition, the Compensation Committee provides oversight of management’s decisions regarding the performance-based equity and non-equity compensation of our non-executive officers. The Compensation Committee reviews all proposed executive compensation plans, amendments to executive compensation plans, equity grants, and compensation packages for newly hired executive officers. The Compensation Committee’s charter, which can be found in the "Investor Relations" section of our website at www.hhgregg.com, details the specific objectives and responsibilities of the Compensation Committee. Decisions regarding non-equity compensation for non-executive employees are made by management.
The Compensation Committee establishes all elements of the named executive officers’ compensation, and prepares an overview for full Board review.
Compensation Program for Fiscal 2015. The Compensation Committee considers several internal factors to determine and approve our executive compensation. The material internal factors that are assessed include (i) the value of the named executive officer’s position relative to other executive officer positions based on the scope of primary job responsibilities and its impact on organizational performance; (ii) the named executive officer’s level of industry and functional knowledge and personal contribution to our strategic and operational success; (iii) the named executive officer’s ability to lead, inspire and influence others in a positive and constructive manner; and (iv) the named executive officer’s outstanding equity awards, performance-based incentives and compensation history.
For fiscal 2015, the Compensation Committee considered these material internal factors against the 2014 Retail Executive and Management Total Remuneration Report (“Remuneration Report”) prepared by the Hay Group®, an independent compensation consultant. The Remuneration Report provides compensation data on a broad group of 215 retail organizations and their divisions, and provides a frame of reference for the Compensation Committee to consider as it makes decisions about base salary, annual incentives and long-term incentives for our executive officers. The Compensation Committee used a subset of 38 of these companies with revenues between $500 million and $4.9 billion in their analysis. The subset of companies in the Remuneration Report are set forth below.
Specifically, the Compensation Committee compared the compensation of our named executive officers to the Remuneration Report’s compensation data based on job description and title. The Compensation Committee used the Remuneration Report primarily to ensure that a named executive officer’s total compensation would be competitive by falling within the median to slightly above median range of comparative pay of the subset of 38 companies in the Remuneration Report if we achieved our target performance levels for the annual and long-term incentive plans described below. The Compensation Committee aims to pay out incentive compensation based on the achievement of performance targets at a level above the median range and base salaries at a level below the median range of compensation paid by comparable companies in the Remuneration Report. Thus, the Compensation Committee intends to set the overall compensation level of our named executive officers at a level higher than the median level when our performance exceeds targeted levels and lower than the median level when our performance is lower than targeted levels. For fiscal 2015, the total cash compensation in the aggregate earned by our named executive officers was below the median range of aggregate comparative pay in the Remuneration Report subset because no annual incentive compensation was earned for fiscal 2015. For fiscal 2015, the total long term equity incentive compensation earned by our named executive officers was competitive to the companies in the Remuneration Report subset. This was due in part to our commitment to align the compensation of our named executive officers with the long-term interests of our stockholders, and in part due to the increase in the fair value of stock options granted on last year’s grant date when compared to prior year values.
In addition, we conducted a review of proxy statements and compensation practices of 10 geographically dispersed retailers (listed below) with revenues of $329 million to $3.6 billion to assess the competitiveness of our named executive officers’ base salary, incentive compensation, equity compensation and perquisites. From this review we gained insight on base salary, incentive compensation and equity programs in our industry as well as the competitiveness of our severance programs and perquisites. The Compensation Committee reviewed equity grant practices in terms of the use of restricted, cash and phantom share plans in addition to non-qualified stock options. The Compensation Committee also reviewed key perquisites offered to named executive officers. The Chief Executive Officer and Chief Financial Officer were matched directly to their peers. The Chief Operating Officer was matched directly to his peers or to the second highest paid executive officer and the other named executive officers were compared to the fifth highest paid named executive officer in each of the 10 retailers included in the proxy review. The fifth highest paid officer was selected as the minimum threshold for reasonable comparison because we could not directly match these officers to the proxy data by title due to the limited number of like titled officers in the proxy data. From this review, we determined that with respect to our total compensation package, we lag in base salary but are above average in target annual incentive compensation and competitive in stock awards compared to the group of 10 retailers. By remaining above market in target annual incentive, we remain competitive to the group of 10 retailers in total remuneration if target is achieved.
From time to time we may engage external executive compensation consultants to update compensation analysis related to executive compensation. The Compensation Committee did not engage a compensation consultant for fiscal 2015.
Companies reviewed in the fiscal 2015 analyses included:
Remuneration Report Companies

Abercrombie & Fitch	Coty Inc.	Movado Group
Aeropostale	Deckers Outdoor	New York & Company
American Eagle Outfitters	Destination Maternity	Perry Ellis International
Ann Inc.	DSW	Pier 1 Imports
Anonymous Retailer	Express	Rent-A-Center
Ascena Retail Group	Finish Line	Stage Stores
Bon-Ton Stores	Fossil	Tiffany & Co.
Burberry	Fresh Market	Tuesday Morning
Carter's	GNC	Ulta Inc
Chico's	Gordman Stores	Urban Outfitters
Children's Place	Hot Topic	Vera Bradley Designs
Citi Trends	Lands’ End	Williams Sonoma
Coach	La-Z-Boy

Proxy Companies

Bassett Furniture	Ethan Allen Interiors	Pier 1 Imports
Bon-Ton	La-Z-Boy	Radio Shack
Cabela’s	Lumber Liquidators
Conn’s	Pep Boys

Key Elements of Compensation
For fiscal 2015, our compensation program for named executive officers primarily consisted of four elements including (i) base salary; (ii) annual incentive; (iii) long-term incentive; and (iv) health, retirement and other benefits.

Pay Element	Objective	Key Features
Base Salary	To attract and retain leadership talent and to provide a competitive base of compensation that recognizes the executive’s skills, experience and responsibilities in the position.	Provide a fixed level of cash compensation for executives’ performance of day-to-day responsibilities.

Annual Incentive Awards	To provide executives with a clear financial incentive based on achievement of critical short-term financial and operating goals and strategic initiatives.	Annual cash payout based on achievement of performance targets over the fiscal year.

Long-Term Incentive Awards
To align significant portions of executive compensation to our long-term performance as measured by objectives and performance targets.

This component serves to promote an ownership culture, as well as motivate and retain executive talent.
Annual grants of stock options, and/or restricted stock unit awards with time-based and/or performance-based vesting.

Benefits	To provide reasonable, market comparable benefits intended to attract and retain high performing executives.
Named executive officers participate in health and welfare, retirement and time-off benefit plans that are generally available to all eligible employees. In addition, we contribute to the 401(k) Plan and provide group term life insurance.

No additional perquisites are routinely offered to executives.

Overall, the Compensation Committee seeks to strike a balance among these four components, with an emphasis on ensuring that a majority of the total potential compensation for our named executive officers is significantly at risk and tied to overall Company performance.
Base Salary. Base salary is designed to provide a specific level of cash compensation that is fixed, competitive and appropriate for each named executive officer. The base salaries are reviewed annually as part of our annual compensation program review. The Compensation Committee balances the consideration of the factors described below with a review of the base salary of our named executive officers as compared to base salary information found in the Remuneration Report, which provides confirmation regarding the competitiveness of our executive’s total remuneration. For each named executive officer, the Compensation Committee generally aims to position base salaries below the 50th percentile of the base salary for that executive officer position for the subset of 38 retail companies surveyed in the Remuneration Report. We use the 50th percentile of the base salary as set forth in the Remuneration Report as a baseline for comparing compensation for a particular executive officer position.
In establishing named executive officer base salary levels and potential increases, the Compensation Committee also considers skills, experience, responsibility and annual performance evaluations. Furthermore, the Compensation Committee considers our financial performance to set salary budgets that determine annual salary increases for executive officers. Merit increase data reported in salary budget surveys from WorldatWork, Hay Group, Mercer and Compensation Resources are also taken under consideration by the Compensation Committee. The surveys reported projected fiscal 2015 executive merit increase budgets ranging from 3.0% to 3.1%.
When evaluating our performance to determine base salary, weightings are established for business metrics and leadership factors. For fiscal 2015, 50% of the performance weightings were based on metrics such as sales, adjusted EBITDA and selling, general and administrative expenses as well as departmental metrics. The remaining 50% was based on individual performance relative to eight defined leadership factors. The eight defined leadership factors considered by the Compensation Committee for determining base salary levels for fiscal 2015 were: (1) change initiative, (2) customer service, (3) business knowledge, (4) sense of urgency, (5) team skills, (6) developing associates, (7) problem solving skills, and (8) two-way communication skills. The same eight factors were considered for each named executive officer. For fiscal 2015, the named executive officers did not receive merit based increases in salary.
The Compensation Committee also exercises its judgment regarding base salary decisions for each named executive officer. For example, if the Company experiences strong financial performance, but an individual named executive officer has fallen short of achieving his or her individual performance expectations, the Compensation Committee may exercise its judgment in approving no increase, or a smaller salary increase, than would have been the case if the named executive officer had achieved his or her individual performance expectations. Conversely, if the executive officer’s individual performance has been outstanding, he or she may receive a salary increase even when the Company’s financial performance may have failed to meet expectations. For fiscal 2015, the Compensation Committee did not exercise such discretion in modifying base salaries.
Rebalancing of Base Salary and Annual Incentive. In fiscal 2014, the Compensation Committee approved a four year compensation model to rebalance the mix of base pay and annual incentive for executive officers and senior vice presidents beginning in fiscal 2015. While maintaining our overall pay philosophy on base pay and annual incentive, the four-year model will increase base pay and decrease the annual incentive target while maintaining total target cash at the 50th percentile relative to Remuneration Report market data. The annual target incentive for executive officers was reduced from 100% of base pay in fiscal 2014 to 91% in fiscal 2015. The annual target incentive for senior vice presidents was reduced from 75% of base pay in fiscal 2014 to 71% in fiscal 2015. In fiscal 2015, the base salary average increase for executive officers and senior vice presidents was 3.8%, the annual target incentive decrease was 2.9%, with an overall total target cash increase of 1%. The CEO and COO are not included in the four year base pay and annual incentive realignment.
Annual Incentive. Our annual incentive compensation plan is designed to provide a cash incentive to our named executive officers to achieve and exceed annual business objectives and goals. Before the end of the first quarter of our fiscal year, the Compensation Committee establishes the goals for the relevant fiscal year, which are described below. The annual incentive compensation targets are intended to be challenging but achievable if our performance for the fiscal year exceeds adjusted EBITDA targets. The at-risk element of annual incentive compensation reinforces a flexible compensation structure with a variability that aligns the interests of our named executive officers and stockholders. Generally, the Compensation Committee sets performance metrics to ensure that the minimum and maximum level of annual incentive compensation is appropriate relative to projected performance such that the relative difficulty of achieving the target is consistent from year to year. The Compensation Committee aims to position annual incentive compensation above the median of the incentive compensation for the comparable company subset group in the Remuneration Report, because base salary pay is typically lower than average, and to bring total cash compensation to a competitive level, annual incentive compensation is set above the 50th percentile. The amount of annual incentive compensation is based on a percentage of base salary for each named executive officer.
The target annual incentive compensation for fiscal 2015, which was established by our Compensation Committee in conjunction with our annual budgeting process, was established at approximately 91% of the respective base salaries for each of our named executive officers. The target level of annual incentive compensation is the amount intended to be awarded if we meet our adjusted EBITDA target for the year. In fiscal 2015, the Compensation Committee established a maximum annual incentive compensation payout of 150% of target annual incentive compensation for our named executive officers for performance in fiscal 2015 to reward exceptional performance relative to our adjusted EBITDA target.
Our annual incentive compensation for executive officers is tied to the attainment of adjusted EBITDA targets that, if achieved, must also fund any annual incentive payments under the plan. We use adjusted EBITDA, which is a non-GAAP measure, to measure our performance when establishing annual incentive targets because it facilitates performance comparisons from period to period by excluding certain non-recurring or non-cash items, thereby presenting what we believe to be the most accurate measure of our core operating results at that point. Please see Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure. The adjusted EBITDA targets are set based on planned budget and profit projections for the year as compared to the prior year’s actual results. In order to achieve a 100% target annual incentive payout for fiscal 2015, we needed to achieve an adjusted EBITDA target of $61.6 million inclusive of the charge associated with the annual incentive payout.

The following table shows the adjusted EBITDA targets for achieving threshold, target and maximum annual incentive compensation as well as the payout at each level:

	Adjusted EBITDA		% Payout of Target Annual Incentive
Threshold	$51.0	million	25%
Target	$61.6	million	100%
Maximum	$80.0	million	150%
In fiscal 2015, we did not achieve the threshold level of adjusted EBITDA and as a result no annual incentive payments were made. Awards are not typically modified for individual performance, but if they were, positive or negative discretionary adjustments must be approved by the Compensation Committee. There were no adjustments resulting in payouts made in fiscal 2015. Adjusted EBITDA may be adjusted to exclude certain items as deemed appropriate by the Compensation Committee, including asset impairments, loss related to the early extinguishment of debt and life insurance proceeds received related to a key man life insurance policy.
The aggregate amount of annual incentive compensation paid to all employees (including executive officers) eligible to participate in the annual incentive compensation plan constitutes the “bonus pool” for that year. If the threshold adjusted EBITDA is achieved, the bonus pool is funded with a pro rata portion of the percentage to be funded for the level of adjusted EBITDA achieved; however if the threshold is not achieved the payout is zero. As a result, the “bonus pool” does not place any limitations on the amount of the annual incentive compensation awards and is merely a calculation of the aggregate awards that are payable based on the level of adjusted EBITDA that is achieved for that year. However, as noted above, there are caps on the maximum amount of an award for any individual participant, and the adjusted EBITDA target is inclusive of the charge associated with the annual incentive compensation.
Long-term Incentive. Long-term incentive compensation may be issued in the form of stock options, restricted stock units, or RSUs, or performance-based restricted stock units, or PRSUs, and is designed to align the interests of our executive officers with the interests of our stockholders and our multi-year growth plan. To connect our executives to our long-term success and create alignment with stockholders, our named executive officers received stock option awards during fiscal 2015. We did not award RSUs or PRSUs to our named executive officers in fiscal 2015. The Compensation Committee believed that offering stock options was a better equity vehicle to align the stockholders interest with long-term Company performance. We believe the stock options awarded allow us to stay competitive in the marketplace relative to our peer group, while further aligning our executive compensation philosophy with the long term goals of our stockholders. We set long-term incentives above the median of our peers to promote an ownership culture, maximize stockholder value over time and represent our strongest generator of retention for our key executives.
The hhgregg, Inc. 2007 Equity Incentive Plan, or the Equity Incentive Plan, authorizes us to grant incentive and nonstatutory options, restricted stock, stock appreciation rights, restricted stock units, performance-based restricted stock units and stock grants to our officers, directors, consultants and key employees. Our Compensation Committee oversees the administration of our Equity Incentive Plan under which 3,624,875 shares have been granted as of March 31, 2015. The Compensation Committee is authorized to grant up to 9,000,000 shares of our common stock under the 2007 Equity Incentive Plan. Of this number, 4,071,915 are available for grant as of June 5, 2015.
In determining the number of stock options to be granted to executives, we consider the individual’s position, scope of responsibility, contribution, market practices and the value of the stock option grant in relation to other elements of the individual’s total compensation.
The Compensation Committee grants stock options under the Equity Incentive Plan, which are issued at the closing price of our common stock on the date of grant as quoted on the NYSE. The Compensation Committee has never granted options with an exercise price that was less than the closing price of the Company’s common stock on the grant date, nor has it granted options that are priced on a date other than the grant date. All of the stock options granted to our named executive officers are non-qualified options that vest in three equal annual installments beginning on the first anniversary of the date of grant and terminate on the seven-year anniversary of the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.
Historically, the Compensation Committee has granted stock options at the commencement of an executive’s employment or at the time of the Compensation Committee’s regularly scheduled meeting occurring sometime between February and May. The majority of our stock option grants are made annually as part of a long-term incentive award program, with the grant date specified in advance as part of a Compensation Committee resolution. We have never granted, nor do we ever intend to grant, options immediately prior to, or simultaneous with, the release of material, non-public information. In fiscal 2015, 40% of options granted to all of our employees were awarded to named executive officers.
In fiscal 2015, the Compensation Committee established annual long-term equity incentive opportunities for each named executive officer by granting stock options, based on their estimated value on the date of grant. The Compensation Committee granted an aggregate of 468,840 stock options to our named executive officers.
The following table sets forth the stock options granted to our named executive officers in fiscal 2015:

Executive	Stock Options
Dennis L. May	88,200
Robert J. Riesbeck	100,000
Andrew S. Giesler	30,160
Charles B. Young	30,240
Trent E. Taylor	30,240
Keith M. Zimmerman	65,000
Troy H. Risch	100,000
Julie C. Lyle	25,000
Total	468,840
Health, Retirement, Perquisites and Other Benefits. We provide our named executive officers with perquisites and benefits that the Compensation Committee deems reasonable and consistent with our overall executive compensation philosophy and programs and common practices in the retail industry. These programs are reviewed by the Compensation Committee annually to ensure they support the attraction and retention of executive officers, and to ensure the programs continue to be reasonable and competitive.
Executive officers are eligible to participate in a defined contribution 401(k) plan, along with and on the same terms as other eligible associates of the Company. Key employees, including our executive officers, are also eligible to participate in a non-qualified deferred compensation plan which provides an additional opportunity to defer compensation on a pre-tax basis and to accumulate tax-deferred earnings. A participant may elect to have their compensation deferred up to 80% of base salary and 100% of their performance based compensation. The company contributes Employer Discretionary Credits to the executives' deferred compensation account in the form of an employer match. For fiscal 2015, the Company matched 25% on the first 10% contributed by the executive, beginning after the participants first year of service. This amount will be determined by the Company each plan year. Participant deferrals are 100% vested immediately and on a 5 year vesting schedule for Employer Discretionary Credits. We believe that this program plays an important role in attracting and retaining executive talent.
Our executives are eligible to participate in all of our associate benefit plans, including medical, dental, vision, long-term and short-term disability, life insurance and employee discount, in each case on the same basis as our other eligible employees. The cost of both employment and post-employment benefits is partially borne by the employee, including our named executive officers. For fiscal 2015, our named executive officers were entitled to $300,000 in additional life insurance coverage the premiums for which were paid by us. Upon termination, the executive may continue the life insurance coverage at their own expense. Our named executive officers receive short term disability coverage at no cost to them. Upon an approved short-term disability claim, our named executive officers would receive salary continuation for six weeks at 100% of base rate of pay. If short-term disability exceeds six weeks, our named executive officers would receive 50% of their base rate of pay for up to an additional six weeks. If the named executive officer remains disabled after 12 weeks, the Company’s long-term disability plan would apply.
Other Compensation Matters
Executive Employment Agreements. In addition to the other compensation elements described in this Proxy Statement, we have employment agreements with certain named executive officers, aligned with the practices of other companies in the retail industry. The employment agreements include certain provisions providing for the payment of severance benefits in certain circumstances. The amounts of the severance benefits set forth in these employment agreements were considered as part of each named executive officer’s overall compensation package and were deemed to be within the range of reasonable severance or change-in-control benefits for named executive officers based on market practices at the time negotiated. These employment agreements are intended to preserve morale, productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, the agreements are intended to align executive and stockholder interests by enabling our executives to consider corporate transactions that are in the best interests of the stockholders without undue concern over whether the transactions may put the executive’s employment at risk. Additional information regarding these employment agreements and the potential payments due under these agreements can be found below in the sections titled “Employment Agreements” and “Potential Payments Upon Termination or Changes in Control.”
Tax Considerations. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers, excluding the Chief Financial Officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our named executive officer compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board of Directors or Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.
Accounting Treatment. We account for stock-based awards based on their grant date fair value, as determined under accounting guidance on stock compensation. Compensation expense for these awards is recognized on a straight-line basis over the requisite service period of the award. If the award is subject to a performance condition, however, the cost will vary based on our estimate of the number of shares that will ultimately vest based upon performance.
Compensation Committee Interlocks and Insider Participation. None of our Compensation Committee members is or has ever been an executive officer of the Company. To our knowledge, there were no relationships involving members of the Compensation Committee or our other Directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.
Executive Stock Ownership Guidelines. We have not adopted formal stock ownership guidelines for our executive officers and non-employee directors. However, our executive officers collectively beneficially own 6.1% of our common stock as of May 31, 2015. Our non-employee directors collectively beneficially own 2.5% of our common stock as of May 31, 2015. This number does not include the beneficial holdings of Mr. John Roth due to his affiliation with Freeman Spogli & Co.
Use of Non-GAAP Financial Measures. Our Compensation Discussion & Analysis contains certain non-GAAP financial measures. To supplement our consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted EBIDTA that exclude certain amounts. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles in the United States. Please see Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure.
Risk Assessment of Overall Compensation Program Risk
The Compensation Committee is responsible for reviewing and overseeing compensation and benefits programs and policies applicable to the named executive officers and other executives and managers. We do not believe that our compensation policies and practices include any components that are reasonably likely to have any adverse material impact on us. In reaching this conclusion we considered factors such as:

•	Our compensation program includes a blend of both fixed and variable, at-risk compensation.

•
The annual incentive and long term incentive plan are designed to reward both short-term and long-term results. This design mitigates an incentive for short-term risk taking that would be detrimental to our long-term interests.

•
Maximum annual incentive plan award payouts are capped at 150% of target for named executive officers and other senior vice presidents and 120% of target for other executives. These limits are market based, conservative and mitigate excessive risk taking, since the maximum awards are limited under our plan.

•
A percentage of executive officer incentive compensation is based on our overall performance. This limits any actions that would maximize the performance of our departments, at the detriment of another.

•
While our executive officers are not subject to stock ownership guidelines, they collectively hold 6.1% of our outstanding shares of common stock as of May 31, 2015. We believe their large, long-term stake in the Company ensures that they consider the interests of the Company and the stockholders and discourages excessive risk taking that could negatively impact the price of our common stock.

•
Our incentive compensation programs are designed with payout curves that are relatively smooth, and do not contain any “cliffs” that might encourage executives to adopt risk in order to exceed the next payout hurdle.

•
All equity awards are subject to either timed-based and/or performance-based vesting, and typically vest over a three-year period. Consequently, because the vesting of these awards is fixed and non-discretionary, the awards promote an employee’s long-term commitment to us and are not predicated on or influenced by an individual’s excessive risk taking. Rather, the value of the award is tied to our stock price or performance.

Executive Compensation
Summary Compensation Table
The following table sets forth information concerning fiscal 2015, 2014 and 2013 compensation of our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(9)	Total ($)
Dennis L. May	2015	$657,200	$—	$—	$380,355		$—	$16,430	$11,282	$1,065,267
President and Chief	2014	$657,200	$—	$—	$827,566	(6)	$—	$11,375	$11,488	$1,507,629
Executive Officer	2013	$560,000	$—	$387,702	$282,447		$11,098	$—	$19,585	$1,260,832

Robert J. Riesbeck	2015	$215,385	$100,000		$306,096		$—	$—	$258,632	$880,113
Chief Financial
Officer

Andrew S. Giesler	2015	$196,988	$62,500	$—	$130,062		$—	$1,938	$11,223	$402,711
Former Interim Chief	2014	$187,425	37,500	$—	$174,185	(7)	$—	$1,471	$9,525	$410,106
Financial Officer

Charles B. Young	2015	$274,363	$—	$—	$130,407		$—	$4,102	$9,247	$418,119
Chief Human	2014	$260,820	—	$—	$294,335	(8)	$—	$2,708	$8,259	$566,122
Resources Officer

Trent E. Taylor	2015	$285,994	$—	$—	$130,407		$—	$1,426	$10,479	$428,306
Chief Information
Officer

Keith M. Zimmerman	2015	$75,000	—	—	$222,253		$—	$—	$22,327	$319,580
Chief Merchandising
Officer

Troy H. Risch	2015	$328,847	$—	$—	$402,808		$—	$—	$192,874	$924,529
Former Chief
Operating Officer

Julie C. Lyle	2015	$360,385	$—	$—	$107,810		$—	$—	$178,777	$646,972
Former Chief
Marketing Officer

(1)
In connection with his appointment as interim Chief Financial Officer, Mr. Giesler was entitled to receive a bonus of $75,000 payable in 2 equal installments. The first payment was made effective upon his acceptance of the position, and the second payment was made at the conclusion of the interim assignment. In addition, Mr. Giesler received an additional $25,000 final assignment bonus at the conclusion of the interim assignment. All amounts are repayable in full upon separation from the Company within 18 months of acceptance of the agreement. Mr. Riesbeck was entitled to a sign-on bonus of $100,000 upon his acceptance of employment. The amount is repayable in full upon separation from the Company within 18 months of acceptance of the job offer.

(2)
In fiscal 2015 and 2014, our named executive officers did not receive time or performance based RSUs under our Equity Incentive Plan. For fiscal 2013, this amount represents the aggregate grant date fair value of all stock-based awards, calculated in accordance with FASB ASC Topic 718, granted during fiscal 2013 and disregarding any estimates of forfeitures related to service-based vesting conditions. For time-based RSUs, fair value is based on the closing price of our common stock on the date of grant.

(3)
These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be realized by the named executive officers. Please refer to footnote 7 of the notes to the consolidated financial statements included in our Form 10-K for fiscal 2015 filed with the SEC on May 15, 2015 for a discussion of the relevant assumptions to determine the option award value at the grant date. The increase in value of stock options granted during fiscal 2014 compared to fiscal 2013 is primarily due to the greater number of options issued. The Company did not grant RSUs or PRSUs during fiscal 2014, and instead gave a greater amount of stock options. It is also due to the value of options exchanged pursuant to our Exchange Offer, which was calculated as the incremental fair value of the exchanged options on the new grant date pursuant to FASB ASC Topic 718. The decrease in the value of stock options granted during fiscal 2015 compared to fiscal 2014 is primarily due to the decrease in the estimated fair value of the options at their grant date, which averaged $4.20 for fiscal 2015 and $7.34 for fiscal 2014.

(4)
This amount includes amounts earned under the “Company Officer Personal Annual Incentive Awards Plan,” or our annual incentive plan. All executives participate in the Annual Incentive Plan. For fiscal 2015, there were no earnings for any of our executive officers under any non-equity incentive plans. Please refer to the “2015 Grants of Plan-Based Awards” table and “Compensation Discussion and Analysis” for more information. During fiscal 2015, fiscal 2014 and fiscal 2013, the amounts earned under the Annual Incentive Plan was 0%. The $11,098 earned by Mr. May in 2013 reflects a Company contribution to an earlier Nonqualified Deferred Compensation Plan which is currently frozen.

(5)
This amount represents the Company's contribution to each respective executive's account under the Non Qualified Deferred Compensation Plan. The Company contributes Employer Discretionary Credits to executive's accounts in the form of an employer match. Executives may defer a maximum of 80% of their base salary and 100% of their performance based compensation, and for fiscal 2015 and 2014, the Company matched 25% on the first 10% of the executive's contribution. Please refer to the “2015 Non-Qualified Deferred Compensation” table for more information.

(6)	Reflects $642,101 in options granted for fiscal 2014 and $185,465 in exchanged options.

(7)	Reflects $146,766 in options granted for fiscal 2014 and $27,419 in exchanged options.

(8)	Reflects $220,149 in options granted for fiscal 2014 and $74,186 in exchanged options.

(9)	The following chart is a summary of the items that are included in the “All Other Compensation” totals:

	Fiscal Year	Company Contributions to 401(k) Plan	Other(a)		Total
Dennis L. May	2015	$4,375	$6,907		$11,282
	2014	$4,303	$7,185		$11,488
	2013	$4,435	$15,150		$19,585

Robert J. Riesbeck	2015	$—	$258,632	(b)	$258,632

Andrew S. Giesler	2015	$2,591	$8,632		$11,223
	2014	$2,252	$7,273		$9,525

Charles B. Young	2015	$3,426	$5,821		$9,247
	2014	$3,357	$4,902		$8,259

Trent E. Taylor	2015	$1,429	$9,046		$10,475

Keith M. Zimmerman	2015	$—	$—		$—

Troy H. Risch	2015	$—	$192,874	(c)	$192,874

Julie C. Lyle	2015	$865	$177,912	(d)	$178,777

(a)	Represents amounts paid for life insurance premiums, executive health premiums and car allowance (if applicable).

(b)	"Other” amount also includes relocation expense reimbursement for Mr. Riesbeck in the amount of $255,456.

(c)	"Other" amount also includes relocation expense reimbursement for Mr. Risch in the amount of $109,388 and severance payments in the amount of $77,885.

(d)
"Other" amount also includes relocation expense reimbursement for Ms. Lyle in the amount of $154,562, a severance payment in the amount of $7,211 and $12,621 she received upon separation from the Company for vacation time earned but not taken.

2015 Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards to named executive officers for fiscal 2015.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock Awards and Options
			Threshold ($)		Target ($)		Maximum ($)
Dennis L. May			$328,600	(1)	$657,200	(1)	$985,800	(1)
President and Chief Executive Officer
	5/28/2014								88,200	(2)	$9.17	$380,355	(3)

Robert J. Riesbeck			$182,000	(1)	$364,000	(1)	$546,000	(1)
Chief Financial Officer
	9/15/2014								100,000	(2)	$6.46	$306,096	(3)

Andrew S. Giesler			$73,695	(1)	$196,988	(1)	$221,085	(1)
Former Interim Chief Financial Officer
	5/28/2014								30,160	(2)	$9.17	$130,062	(3)

Charles B. Young			$125,794	(1)	$274,363	(1)	$377,381	(1)
Chief Human Resources Officer
	5/28/2014								30,240	(2)	$9.17	$130,407	(3)

Trent E. Taylor			$131,047	(1)	$285,994	(1)	$393,141	(1)
Chief Information Officer
	5/28/2014								30,240	(2)	$9.17	$130,407	(3)

Keith M. Zimmerman
Chief Merchandising Officer
	1/5/2015	(2)							65,000	(2)	$7.25	$222,253	(3)

Troy H. Risch			$164,424	(1)	$328,847	(1)	$493,271	(1)
Former Chief Operating Officer
	5/5/2014								100,000	(2)	$8.47	$402,808	(3)

Julie C. Lyle			$170,625	(1)	$360,385	(1)	$511,875	(1)
Former Chief Marketing Officer
	5/28/2014								25,000	(2)	$9.17	$107,810	(3)

(1)
All executives participate in the “Company Officer Personal Annual Incentive Award Plan,” or annual incentive plan. The “Threshold” amount represents the amounts that would be paid to the named executive officer if our performance meets a minimum level of adjusted EBITDA. If this minimum level of adjusted EBITDA is not achieved, the named executive officer receives no annual incentive award. The “Target” amount represents the amounts that would be paid to the named executive officers if our performance meets the target level of adjusted EBITDA as more fully described in the “Compensation Discussion and Analysis” section. The “Maximum” amounts represent the amounts that would have been paid if our performance exceeded the adjusted EBITDA target by a certain amount. Earned annual incentive awards are paid out in the first quarter of the subsequent fiscal year. In fiscal 2015 we did not achieve the threshold level of adjusted EBITDA and, as such, there were no awards paid out.

(2)
The options were granted pursuant to the hhgregg, Inc. 2007 Equity Incentive Plan. The shares subject to the option vest in equal installments over three years commencing on the first anniversary of the date of grant. The option has a seven-year term from the date of grant, subject to earlier expiration if the executive’s employment terminates.

(3)
Represents the aggregate grant date fair value in accordance with FASB ASC Topic 718 of options granted during fiscal 2015 as of the date of grant under the hhgregg, Inc. 2007 Equity Incentive Plan. Please refer to footnote 7 of the notes to the consolidated financial statements included in our 2015 Annual Report on Form 10-K for discussion of the relevant assumptions to determine the option award value at the grant date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes information regarding option and stock awards granted to our named executive officers that remain outstanding as of March 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Grant Date (1)		Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Dennis L. May	50,000	—	$12.25	6/10/2008		6/10/2015
President and Chief Executive Officer	100,000	—	$14.67	6/10/2009		6/10/2016
	52,500	—	$14.20	6/2/2011		6/2/2018
	35,000	17,500	$10.86	5/30/2012		5/30/2019	10,500	(2)	$64,365	(3)
	25,000	50,000	$13.56	5/1/2013	(5)	5/1/2020
	29,400	58,800	$14.32	5/28/2013		5/28/2020
	—	88,200	$9.17	5/28/2014		5/28/2021

Robert J. Riesbeck	—	100,000	$6.46	9/15/2014		9/15/2021
Chief Financial Officer

Andrew S. Giesler	2,333	—	$14.20	6/2/2011		6/2/2018
Former Interim Chief Financial Officer	3,334	3,332	$10.86	5/30/2012		5/30/2019	2,000	(2)	12,260	(3)
	3,334	6,666	$13.56	5/1/2013	(5)	5/1/2020
	3,334	6,666	$13.56	5/1/2013	(5)	5/1/2020
	6,720	13,440	$14.32	5/28/2013		5/28/2020
	—	30,160	$9.17	5/28/2014		5/28/2021

Charles B. Young	3,668	—	$12.25	6/10/2008		6/10/2015
Chief Human Resources Officer	30,000	—	$14.67	6/10/2009		6/10/2016
	21,000	—	$14.2	6/2/2011		6/2/2018
	7,000	7,000	$10.86	5/30/2012		5/30/2019	4,200	(2)	25,746	(3)
	10,000	20,000	$13.56	5/1/2013	(5)	5/1/2020
	10,080	20,160	$14.32	5/28/2013		5/28/2020
	—	30,240	$9.17	5/28/2014		5/28/2021

Trent E. Taylor	40,000	—	$11.55	9/13/2011		9/13/2018
Chief Information Officer	14,000	7,000	$10.86	5/30/2012		5/30/2010	4,200	(2)	$25,746	(3)
	10,080	20,160	$14.32	5/28/2013		5/28/2020
	—	30,240	$9.17	5/28/2014		5/28/2021

Keith M. Zimmerman	—	65,000	$7.25	1/5/2015		1/5/2022
Chief Merchandising Officer

Julie C. Lyle	16,667	—	$14.13	12/9/2013		12/9/2021
Former Chief Marketing Officer

(1)	All options vest in three equal installments on the first three anniversaries of the date of the grant.

(2)	This amount represents the unvested portion of time-based RSUs granted on May 30, 2012. These shares vest on May 30, 2015.

(3)	The amounts were determined based on the closing price of our common stock on March 31, 2014, the last trading day of fiscal 2014. The closing price quoted on the NYSE on March 31, 2014 was $9.61.

(4)
On May 1, 2013, we completed our Exchange Offer. Each of Messrs. May, Giesler and Young exchanged eligible options for replacement options. The replacement options began a new vesting schedule on the grant date, and they will vest in three equal installments on the first three anniversaries of the grant date.

2015 Option Exercises and Stock Vested
The following table provides information regarding options and stock held by the named executive officers that were exercised or vested during the fiscal year ended March 31, 2015. No stock options held by a named executive officer were exercised during fiscal 2015.

	Restricted Stock Awards
Name	Number of Shares Acquired at Vesting (#)	Value Realized on Vesting ($)
Dennis L. May	10,500	$96,390
President and Chief Executive Officer

Robert J. Riesbeck	—	$—
Chief Financial Officer

Andrew S. Giesler	1,400	$12,852
Former Interim Chief Financial Officer

Charles B. Young	4,200	$38,556
Chief Human Resources Officer

Trent E. Taylor	—	$—
Chief Information Officer

Keith M. Zimmerman	—	$—
Chief Merchandising Officer

Troy H. Risch	—	$—
Former Chief Operating Officer

Julie C. Lyle	—	$—
Former Chief Marketing Officer

2015 Non-Qualified Deferred Compensation

In July 2013 Gregg Appliances, our operating subsidiary, adopted a new Non Qualified Deferred Compensation Plan that is offered to key employees, including our named executive officers, to provide an opportunity to defer compensation on a pre-tax basis and to accumulate tax deferred earnings. Eligible employees may elect to participate in the plan the first of the month following 90 days of employment. An eligible employee may elect to have their compensation deferred at a maximum of 80% of their base salary and 100% of their performance based compensation. The Company may then contribute Employer Discretionary Credits, which for fiscal 2015 were paid at 25% on the first 10% of the employees' contribution after first year of service. This percent to be contributed as Employer Discretionary Credits is to be determined by the Company each plan year. Participant deferrals are 100% vested immediately and Employer Discretionary Credits are vested on a 5 year schedule from first date of service. Distribution payments for scheduled qualifying events will be made as single lump sum payments or as annual installments up to 5 years. Distribution payments for unscheduled qualifying events will be made as single lump sum payments or annual installments up to 10 years. We believe this program plays an important role in attracting and retaining executive talent.
The following table sets forth certain information regarding the Non Qualified Deferred Compensation Plan for our named executive officers for the fiscal year ended March 31, 2015.

Name	Executive Contributions in last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Dennis L. May	$65,720	$16,430	$5,670	$146,008
President and Chief Executive Officer
Robert J. Riesbeck	$10,770	$—	$88	$9,318
Chief Financial Officer
Andrew S. Giesler	$7,773	$1,944	$—	$17,041
Former Interim Chief Financial Officer
Charles B. Young	$16,444	$4,111	$2,950	$37,847
Chief Human Resources Officer
Trent E. Taylor	$5,714	$1,429	$529	$11,331
Chief Information Officer
Keith M. Zimmerman	$—	$—	$—	$—
Chief Merchandising Officer
Troy H. Risch	$—	$—	$—	$—
Former Chief Operating Officer
Julie C. Lyle*	$—	$—	$—	$—
Former Chief Marketing Officer

Employment Agreements
Chief Executive Officer. In October of 2004, the Company entered into an employment agreement with Dennis L. May, President and Chief Executive Officer. The agreement with Mr. May was amended on December 30, 2008 and again on August 12, 2009. When we refer to the employment agreement below, we are referring to the employment agreement, as amended.
The employment agreement provides for a two-year term that extends automatically on the last day of each calendar month for a new two-year term. The employment agreement provides for a base salary of $250,000 for the first year, subject to increase, for Mr. May. In addition, Mr. May participates in our benefit and welfare plans, programs and arrangements that are generally available to our executives. Pursuant to the terms of the employment agreement, if we terminate Mr. May without “cause,” he will receive (i) a continuation of his base salary for the remainder of the term of the employment agreement paid over the remaining term of the agreement consistent with customary payroll practices, (ii) a lump sum stipend equal to 167% of the product of (x) 24 and (y) the sum of the monthly COBRA premium for health, dental and vision coverage and the monthly long-term disability and group term life insurance premiums in effect at the time of termination, and (iii) a pro-rated annual incentive award for the year in which he was terminated. In the event of death, Mr. May’s employment agreement provides that the estate of the executive shall receive a continuation of his base salary for the remainder of the term of the employment agreement. In the event of disability, the employment agreement provides that the executive shall be entitled to disability benefits in accordance with our standard disability benefits policy.
For purposes of the employment agreement, “cause” means Mr. May’s (i) repeated failure to perform his duties in a manner reasonably consistent with the criteria established by our Board of Directors and communicated to the executive after written notice and an opportunity to correct his conduct; (ii) breach of any statutory, contractual or common law duty of loyalty or care or other conduct that demonstrates dishonesty or deceit in his dealings with us; (iii) misconduct which is material to the performance of his duties to us, including the disclosure of confidential information or a breach of his non-competition or non-solicitation obligations; (iv) conduct causing or aiding a breach by us of our agreement under the stockholders agreement to not terminate our independent auditors or engage any outside auditor or any other accounting firm to perform any non-audit services for us; or (v) commission of any crime involving moral turpitude or any felony.
Mr. May’s employment agreement contains covenants prohibiting him, for so long as he receives or is entitled to receive any payments under the employment agreement, from competing with us in the states in which we have or plan to have stores, and all states contiguous to such states, and from soliciting our employees for employment.
Other Named Executive Officers. Effective June 1, 2008, we entered into an officer employment agreement with     Charles B. Young. Effective September 13, 2011, we entered into an officer employment agreement with Trent E. Taylor. Effective May 20, 2013, we entered into an employment agreement with Andrew S. Giesler. Effective December 9, 2013, we entered into an officer employment agreement with Julie C. Lyle. Effective May 5, 2014, we entered into an officer employment agreement with Troy H. Risch. Effective September 15, 2014, we entered into an officer employment agreement with Robert J. Riesbeck. Effective January 5, 2015, we entered into an officer employment agreement with Keith M. Zimmerman. These officer employment agreements provide that the executive’s base salary and annual cash incentive award shall be determined by mutual agreement between us and the executive and subsequently may be adjusted from time to time by us. In addition, each of the executives is entitled to participate in our benefit and welfare plans that are generally available to our other employees. Pursuant to the terms of the employment agreements, if the executive (i) is terminated by us without “cause,” regardless of whether such termination occurs within 12 months after a change of control, or (ii) voluntarily resigns within 12 months of a change of control of our Company following a material diminution in the executive’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which the executive is assigned to perform his duties from prior to the change of control, then the executive will receive severance equal to 12 months of the executive’s base salary paid ratably over a 12-month period consistent with customary payroll practices. In addition, the executive shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that executive had in effect at the time of termination paid ratably over the same 12-month period.
For purposes of the officer employment agreements, “cause” means (i) an executive’s failure or refusal to perform specific lawful directives of our senior officers; (ii) dishonesty of the executive affecting us; (iii) a violation of any company policy; (iv) being under the influence of alcohol or using illegal drugs in a manner which interferes with the performance of executive’s duties and responsibilities; (v) an executive’s conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) any misconduct of the executive resulting in material loss to us or material damage to our reputation or theft or defalcation from us; (vii) an executive’s neglect or failure to substantially perform executive’s material duties and responsibilities or (viii) any material breach of any of the provisions of the employment agreement. For purposes of the officer employment agreements, “change of control” means (i) a merger, consolidation, business combination or similar transaction involving us as a result of which our stockholders prior to the transaction cease to own at least 70% of the voting securities of the entity surviving the transaction; (ii) a disposition of more than 25% of our assets or (iii) the acquisition by a person or group of beneficial ownership of more than 25% of our voting securities.
The officer employment agreements contain covenants prohibiting the executive from competing with us in any state in which we have a store or in which the executive engaged in any business on our behalf and within a 50-mile radius of any company store or distribution center and from soliciting any of our employees for employment or soliciting business relationships to terminate their relationship with us during the 12-month period following the termination of such executive’s employment. The officer employment agreements also require the executive to deliver an agreement releasing certain claims against us in order to receive severance payments.

Potential Payments Upon Termination or Change in Control
We have entered into employment agreements with our named executive officers that require us to provide compensation and/or other benefits to each named executive officer in the event of the termination of the named executive officer’s employment under certain circumstances. The table below sets forth the amounts payable to each named executive officer assuming the executive officer’s employment was terminated on March 31, 2015. Except as otherwise noted, amounts in this table reflect payments actually paid or to be paid to Mr. Risch and Ms. Lyle in connection with their separation from the Company.
Except as otherwise expressly indicated, the amounts set forth in the table below do not represent actual amounts a named executive officer would receive if his employment were terminated, but generally represent only estimates, based on the assumptions provided in the footnotes to the table. The amounts set forth in the table are based on the benefit plans and employment agreements that were in effect on March 31, 2015. Payments that we make in the future upon an executive’s termination will be based upon benefit plans and employment agreements in effect at that time, and the terms of any such future plans and employment agreements may be materially different than the terms of our benefit plans and employment agreements at March 31, 2015, the last day of our fiscal year 2015.

Executive and Benefits	Voluntary Termination, Retirement or For Cause (a)	Disability	Death	Termination by Company Without Cause	Voluntary Resignation by the Executive Following a Change of Control
Dennis L. May
Salary Continuation(b)	$—	$—	$1,314,400	$1,314,400	$—
Non-Equity Incentive Plan Compensation(c)	$—	$1,009,780	$1,009,780	$1,009,780	$352,580
Stock Options(d)	$—	$—	$—	$—	$—
Restricted Stock Units(i)	$—	$60,789	$60,789	$—	$64,365
Healthcare(e)	$—	$—	$—	$52,040	$—
Total	$—	$1,070,569	$2,384,969	$2,376,220	$416,945
Robert J. Riesbeck
Salary Continuation(f)	$—	$—	$—	$400,000	$400,000
Non-Equity Incentive Plan Compensation(g)	$—	$—	$—	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Restricted Stock Units(i)	$—	$—	$—	$—	$—
Healthcare(h)	$—	$—	$—	$14,444	$14,444
Total	$—	$—	$—	$414,444	$414,444
Andrew S. Giesler
Salary Continuation(f)	$—	$—	$—	$207,592	$207,592
Non-Equity Incentive Plan Compensation(g)	$—	$35,563	$35,563	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Restricted Stock Units(i)	$—	$11,579	$11,579	$—	$12,260
Healthcare(h)	$—	$—	$—	$21,289	$21,289
Total	$—	$47,142	$47,142	$228,881	$241,141
Charles B. Young
Salary Continuation(f)	$—	$—	$—	$276,470	$276,470
Non-Equity Incentive Plan Compensation(g)	$—	$58,012	$58,012	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Restricted Stock Units(i)	$—	$24,316	$24,316	$25,746	$25,746
Healthcare(h)	$—	$—	$—	$17,757	$17,757
Total	$—	$82,328	$82,328	$319,973	$319,973
Trent E. Taylor
Salary Continuation(f)	$—	$—	$—	$288,015	$288,015
Non-Equity Incentive Plan Compensation(g)	$—	$—	$—	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Restricted Stock Units(i)	$—	$24,316	$24,316	$—	$25,746
Healthcare(h)	$—	$—	$—	$16,767	$16,767
Total	$—	$24,316	$24,316	$304,782	$330,528

Keith M. Zimmerman
Salary Continuation(f)	$—	$—	$—	$325,000	$325,000
Non-Equity Incentive Plan Compensation(g)	$—	$—	$—	$—	$—
Stock Options(d)	$—	$—	$—	$—	$—
Restricted Stock Units(i)	$—	$—	$—	$—	$—
Healthcare(h)	$—	$—	$—	$19,595	$19,595
Total	$—	$—	$—	$344,595	$344,595
Troy H. Risch
Salary Continuation(f)	*	*	*	$450,000	*
Non-Equity Incentive Plan Compensation(g)	*	*	*	$—	*
Stock Options(d)	*	*	*	$—	*
Restricted Stock Units(i)	*	*	*	$—	*
Healthcare(h)	*	*	*	$17,287	*
Total	*	*	*	$467,287	*
Julie C. Lyle
Salary Continuation(f)	*	*	*	$375,000	*
Non-Equity Incentive Plan Compensation(g)	*	*	*	$—	*
Stock Options(d)	*	*	*	$—	*
Restricted Stock Units(i)	*	*	*	$—	*
Healthcare(h)	*	*	*	$7,916	*
Total	*	*	*	$382,916	*
*Mr. Risch and Ms. Lyle separated from the Company, therefore payments for disability, death, voluntary termination, retirement or for cause and voluntary resignation following a change of control are no longer applicable as of March 31, 2015. Amounts in this table reflect actual amounts paid or to be paid upon termination by Company without cause.

(a)
Termination for cause, voluntary resignation or retirement makes an executive ineligible to receive base salary or to participate in any employee benefit plans for the remainder of the term of the employment agreement, except for the right to receive benefits that have vested under any such plan.

(b)
Mr. May is eligible to receive his then current base salary for the remainder of the term of the employment agreement upon a termination by us without cause or upon his death. Upon the death of an executive, the base salary for the remainder of the term of the employment agreement will be paid to the executive’s beneficiary or estate.

(c)
An executive is entitled to receive a pro-rata share of the annual incentive for the portion of the year during which the executive was employed if he is terminated by us without cause. If the executive is terminated for cause, he is not entitled to any annual incentive award for the fiscal year during which the termination occurs. This amount includes both amounts earned under the Annual Incentive Award Plan and the Non-Qualified Deferred Compensation Plan.

(d)
Upon a termination of employment or the death of the executive, the options terminate, except that options can be exercised to the extent that the options were exercisable on the date of termination. The options can be exercised for the following periods: (i) 90 days, following termination by us or the voluntary resignation of the executive or (ii) 120 days following the death or disability of the executive. If the executive is terminated by us for cause, the options terminate immediately. See “Outstanding Equity Awards at Fiscal Year End” and “2015 Grants of Plan Based Awards” for more information.

(e)
Upon a termination without cause, the executive is entitled to receive a lump sum stipend equal to 167% of the product of (x) 24 and (y) the sum of the monthly COBRA premium for health, dental and vision coverage and the monthly long-term disability and group term life insurance premiums in effect at the time of termination.

(f)
If the executive (i) is terminated by us without “cause,” regardless of whether such termination occurs within 12 months after a change of control, or (ii) voluntarily resigns within 12 months of a change of control of our Company following a material diminution in the executive’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which the executive is assigned to perform his duties from prior to the change of control, then the executive will receive severance equal to 12 months of the executive’s base salary.

(g)
The executive is not entitled to any annual incentive award for the fiscal year during which the death, disability or termination for any other reason occurs. Vesting in the Non-Qualified Deferred Compensation Plan occurs when the participant reaches age 55 while still employed by the Company; or after ten years of continuous service; or on death or disability. Benefits earned under the Non-Qualified Deferred Compensation Plan are payable in one lump sum in cash upon the later of (i) termination of employment due to disability, death or by the Company without cause, or (ii) attainment of age 55.

(h)
If the executive (i) is terminated by us without “cause,” regardless of whether such termination occurs within 12 months after a change of control, or (ii) voluntarily resigns within 12 months of a change of control of our Company following a material diminution in the executive’s base compensation or authority, duties or responsibilities in effect prior to the change of control, or a material change in the geographic location at which the executive is assigned to perform his duties from prior to the change of control, then the executive shall receive a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage that executive had in effect at the time of termination paid ratably over the same 12-month period. The executive is also entitled to receive disability benefits in accordance with the standard disability policy maintained by the Company.

(i)
Upon death or disability of the executive the restricted stock units will vest pro rata based on the amount of time that has passed since their grant date. Upon termination of an executive without cause or change of control, the restricted stock units will vest in full.

2015 Director Compensation
Directors who are also our employees or who beneficially own, or are employees of entities or affiliates of entities that beneficially own, more than 20% of our common stock, receive only reimbursement for out-of-pocket expenses for their service on our Board of Directors. Each director who is not our employee or who does not beneficially own, or is not an employee of an entity or affiliate of an entity that beneficially owns, more than 20% of our common stock receives an annual retainer of $50,000 and an annual grant of restricted stock units with a fair value on the grant date approximating $50,000. The Chairman of the Board of Directors receives an annual retainer of $125,000 and an annual grant of restricted stock units with a fair value on the grant date approximating $90,000. New directors also receive an initial grant of restricted stock units with a fair value on the grant date approximating $50,000 upon appointment to our Board of Directors. The Chairman of each of the Audit, Compensation, Nominating and Corporate Governance and Real Estate Committees receive an additional annual retainer of $10,000.

The following table summarizes compensation paid to non-employee directors in fiscal 2015:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)	Total ($)
Gregory M. Bettinelli	$50,000	$49,980	$99,980
Lawrence P. Castellani	$60,000	$49,980	$109,980
Catherine A. Langham	$60,000	$49,980	$109,980
Michael L. Smith	$135,000	$89,964	$224,964
Peter M. Starrett	$60,000	$49,980	$109,980
Kathleen C. Tierney	$50,000	$49,980	$99,980
Darell E. Zink	$50,000	$49,980	$99,980

(1)
Amounts reflect unvested RSUs as of March 31, 2015, all of which vest on May 28, 2017 if the Director is still serving on the Board or otherwise associated with the Company. These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be realized by the named directors. See footnote 7 of the notes to the consolidated financial statements included in our Form 10-K for fiscal 2015 filed with the SEC on May 15, 2015 for a discussion of the relevant assumptions made in these valuations. For the total number of shares of common stock held by each non-employee director as of May 31, 2015, see “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the ownership of our common stock as of May 31, 2015 by:

•	each person who beneficially owns more than 5% of our common stock;

•	each of our named executive officers;

•	each member of the Board; and

•	all executive officers and directors as a group.
Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement that may at a subsequent date result in a change of control of our Company. Unless otherwise indicated in the footnotes below, the address of each of the stockholders is c/o hhgregg, Inc., 4151 East 96th Street, Indianapolis, IN 46240.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after May 31, 2015 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person.
The percentages of common stock beneficially owned are based on 27,665,071 shares of our common stock outstanding as of May 31, 2015.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number	Percent
Freeman Spogli & Co.(1)	13,475,981	48.7%
John M. Roth(2)	13,475,981	48.7%
Dennis L. May(3)	1,532,382	5.5%
Lawrence P. Castellani(4)	307,406	1.1%
Peter M. Starrett(5)	196,800	*
Charles B. Young(6)	121,817	*
Robert J. Riesbeck	100,000	*
Trent E. Taylor(7)	94,149	*
Michael L. Smith(8)	79,214	*
Darell E. Zink(9)	69,800	*
Andrew S. Giesler(10)	45,828	*
Catherine A. Langham(11)	36,800	*
Kathleen C. Tierney(12)	36,800	*
Julie C. Lyle(13)	16,667	*
Gregory M. Bettinelli	—	*
Benjamin D. Geiger(2)	—	*
Keith M. Zimmerman	—	*
William P. Carmichael	—	*

All directors and executive officers as a group (19 individuals)(14)	16,113,644	53.6%
BML Investment Partners, L.P. (15)	1,525,000	5.5%

*	Less than 1%.

(1)
13,475,981 shares of our common stock are held of record by FS Equity Partners V, L.P., or FSEP V, and FS Affiliates V, L.P., or, collectively, the FS Funds, as reported on the owner’s most recent Schedule 13D/A filed with the SEC on February 12, 2015 that reported beneficial ownership as of January 29, 2015. FS Capital Partners V, LLC, as the general partner of the FS Funds, has the sole power to vote and dispose of the shares of our common stock owned by the FS

Funds. Mr. John M. Roth is a managing member of FS Capital Partners V, LLC, and Mr. Roth is a member of Freeman Spogli & Co., and as such may be deemed to be a beneficial owner of the shares of our common stock owned by the FS Funds. Mr. Roth beneficial ownership in the shares except to the extent of his pecuniary interest in them. The business address of the FS Funds and FS Capital Partners V, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(2)	The business address of Messrs. Geiger and Roth is c/o Freeman Spogli & Co., 299 Park Avenue, 20th Floor, New York, NY 10171.

(3)	Includes 393,200 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(4)
Includes 260,606 shares of our common stock held of record by the Lawrence P. Castellani Grantor Retained Annuity Trust for which Mr. Castellani is trustee and has sole power to vote and dispose of such shares. Includes 44,000 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(5)
Includes 140,000 shares of our common stock held of record by the Starrett Family Trust for which Mr. Starrett is the trustee and has the sole power to vote and dispose of such shares. Includes 44,000 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(6)	Includes 118,908 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(7)	Includes 91,240 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(8)	Includes 49,334 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(9)	Includes 44,000 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(10)	Includes 45,828 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(11)	Includes 34,000 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(12)	Includes 34,000 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(13)	Includes 16,667 shares of our common stock issuable upon exercise of options exercisable within 60 days of May 31, 2015.

(14)
Includes 393,200, 44,000, 44,000, 49,334, 118,908, 44,000, 45,828, 91,240, 34,000, 34,000, and 16,667 shares of our common stock issuable upon exercise of options granted to Messrs. May, Castellani, Starrett, Smith, Young, Zink, Giesler and Taylor and Mses. Langham, Tierney and Lyle, respectively, exercisable within 60 days of May 31, 2015.

(15)
Based solely on the owner’s most recent Schedule 13G filed with the SEC on May 29, 2015 that reported beneficial ownership as of May 20, 2015. The business address of BML Investment Partners, L.P. is 65 E. Cedar - Suite 2, Zionsville, IN 46077.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights Agreement
The FS Funds, FS Affiliates V, L.P., the California State Teachers’ Retirement System, A.S.F. Co-Investment Partners II, L.P., the Jerry W. Throgmartin 2007 Grantor Retained Annuity Trust and Messrs. Jerry W. Throgmartin, Gregg W. Throgmartin and Dennis L. May, entered into a registration rights agreement with respect to all of our shares of common stock that they hold.
Under the registration rights agreement, the FS Funds and Jerry W. Throgmartin (or his permitted transferees) may, at any time, require us to register for resale under the Securities Act of 1933, as amended, or the Securities Act, their registrable shares of common stock. These registration rights include the following provisions:
Demand Registration Rights. We have granted three demand registration rights to the FS Funds and one demand registration right to Jerry W. Throgmartin (or his permitted transferees) so long as the holder or holders request the registration of registrable common stock having a fair market value of at least $25,000,000, as determined by our Board. In the case of a demand by Jerry W. Throgmartin (or his permitted transferees), registrable shares held by the Jerry W. Throgmartin 2007 Grantor Retained Annuity Trust and Messrs. Gregg W. Throgmartin and Dennis L. May, and each of their permitted transferees may be included in the request for registration to reach the $25,000,000 threshold. In the case of a demand by the FS Funds, registrable shares held by FS Affiliates V, L.P., the California State Teachers’ Retirement System and A.S.F. Co-Investment Partners II, L.P. may be included in the request for registration to reach the $25,000,000 threshold. Upon a demand made by either FSEP V or the estate of Jerry W. Throgmartin or his permitted transferees, every party to the agreement and their permitted transferees can request to be included in the registration on a pro rata basis.
Piggyback Registration Right. Each party to the registration rights agreement also has unlimited piggyback registration rights subject only to a determination by the underwriters that the success of the offer or the offering price would be adversely affected by the inclusion of securities of the parties. If at any time, we propose to file a registration statement under the Securities Act for the same class of common stock held by the parties to the registration rights agreement, the parties shall have the opportunity to include their registrable shares in the registration.
Expenses. We are responsible for paying all registration expenses, excluding underwriting discounts and commissions and the out-of-pocket expenses of the holders.
Indemnification. We have agreed to indemnify each of the stockholders that is a party to the registration rights agreement against certain liabilities under the Securities Act.
Indemnity Agreements
Effective June 1, 2008, we entered into customary indemnity agreements with each of our Directors.
Pursuant to each Indemnity Agreement, we will indemnify each Director against claims brought against such director in connection with the execution of his or her duties as our Director or by virtue of he or she holding any other position as a Director of any other entity upon our request to the fullest extent permissible under the Delaware General Corporation Law. Each Director is also entitled to the advancement of expenses incurred in connection with defending any claim that is indemnifiable pursuant to the Indemnity Agreement.

Related Person Transaction Policy
Our Board of Directors adopted certain written policies and procedures for the review, approval and ratification of related party transactions, which we refer to as our Related Party Policy. Among other things, our Related Party Policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to our Board of Directors prior to the consummation or amendment of the transaction. A related person, as defined in our Related Party Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of our Company or a nominee to become a director of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Our Board of Directors reviews these related party transactions and considers all of the relevant facts and circumstances available to the them, including (if applicable) but not limited to: the benefits to us; the availability of other sources of comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. Our Board of Directors may approve only those related party transactions that are in, or are not inconsistent with, the best interests of us and of our stockholders, as our Board of Directors determines in good faith. At the beginning of each fiscal year, our Board of Directors will review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months. Our Board of Directors will consider all of the relevant facts and circumstances and will determine if it is in the best interests of us and our stockholders to continue, modify or terminate these related party transactions.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board has appointed the firm of KPMG LLP, KPMG, as independent registered public accountants to audit and report on the consolidated financial statements of hhgregg, Inc. and its subsidiaries for fiscal 2016, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. If the stockholders do not ratify the appointment of KPMG, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee. However, the Audit Committee will not be obliged to select a different auditor. KPMG has served as our independent registered public accountants for the fiscal year ended March 31, 2004, and for each subsequent fiscal year. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Independent Registered Public Accounting Firm’s Fees and Services
The following sets forth fees billed for the audit and other services provided by KPMG for fiscal 2015 and fiscal 2014:

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees
Audit fees(1)	$646,525	$520,000

(1)
Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal control over financial reporting, consultation on accounting issues and consents. There were no other audit-related fees, tax fees or other fees paid in Fiscal 2015 and Fiscal 2014.

All services rendered by KPMG are permissible under applicable laws and regulations regarding the independence of the independent registered public accounting firm, and all such services were pre-approved by the Audit Committee. The Audit Committee charter requires that the Audit Committee pre-approve the audit and non-audit services to be provided by KPMG. The Audit Committee delegated that approval authority to the Chairman of the Audit Committee with respect to all matters other than the annual engagement of the independent registered public accountants.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG as our independent registered public accountants for fiscal 2016.

PROPOSAL NO. 3

APPROVAL OF THE REINCORPORATION
OF THE COMPANY FROM THE STATE OF DELAWARE
TO THE STATE OF INDIANA

GENERAL
On May 13, 2015, our Board of Directors unanimously approved and recommended to our stockholders this proposal (the “Reincorporation Proposal”) to change our state of incorporation from Delaware to Indiana. If our stockholders approve this proposal, this change (the “Reincorporation”) will be accomplished through the merger of the Company into hhgregg Indiana, Inc. (“hhgregg Indiana”), our wholly owned subsidiary which was recently formed as an Indiana corporation and the vehicle to effect the Reincorporation. The name of the surviving corporation following the merger (the “Surviving Corporation”) will continue to be “hhgregg, Inc.” The Reincorporation will be effected pursuant to the terms of an Agreement and Plan of Merger between the Company and hhgregg Indiana (the “Merger Agreement”), the form of which is attached as Appendix A to this Proxy Statement.
The following summary does not purport to be a complete description of the Reincorporation Proposal and is qualified in its entirety by reference to the Merger Agreement.
PRINCIPAL REASONS FOR THE REINCORPORATION
We presently have our executive offices and significant operations located in the State of Indiana. As a Delaware corporation, we are subject to taxation not only in Delaware but also in Indiana at substantially the same level as the case would be if we were an Indiana corporation. Under Delaware’s system of taxation, franchise taxes are assessed against us based, in part, on the number of shares authorized. This formula of taxation has resulted in increased tax costs to us. Indiana has no comparable franchise tax system. If we had been an Indiana corporation, we would have saved approximately $540,000 in the past three years. We have paid Delaware franchise taxes totaling $180,000 in each of 2012, 2013 and 2014. Our management believes that the Reincorporation will permit us to realize a significant reduction of franchise tax expense of approximately $180,000 per year. We are not pursuing the Reincorporation to take advantage of certain provisions of Indiana law which are considered to have potential anti-takeover effects. See “Anti-Takeover Effects of the Reincorporation Proposal” below.
The Company was incorporated on April 10, 2007 under the laws of the State of Delaware.
MANNER OF EFFECTING THE REINCORPORATION
Summary
Assuming that stockholder approval of this proposal is obtained:

•	The Reincorporation will be effected by merging the Company with and into hhgregg Indiana (the “Merger”) pursuant to the terms of the Merger Agreement.

•
At the Effective Time (as defined in the Merger Agreement), the separate corporate existence of the Company will cease, hhgregg Indiana will succeed to all of the business, properties and assets of the Company and its name will be changed to “hhgregg, Inc.”

•
Our affairs will cease to be governed by the Delaware General Corporation Law (the “DGCL”), our affairs will become subject to the Indiana Business Corporation Law (the “IBCL”), and our existing Certificate of Incorporation (the “Present Charter”) and our existing By-Laws (the “Present By-Laws”) will be replaced by the Amended and Restated Articles of Incorporation (the “New Articles”) and the Amended and Restated By-Laws (the “New By-Laws”) that are attached as Exhibits 1 and 2, respectively, to the Merger Agreement.

◦
Because there are differences between the DGCL and the IBCL and corresponding differences between the Present Charter and Present By-Laws as compared to the New Articles and New By-Laws, the Reincorporation will result in differences in the rights of stockholders. These differences are discussed below.

•
Each outstanding share of the Company’s common stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be automatically converted into an equal number of fully paid and nonassessable shares of hhgregg Indiana common stock (“Indiana Shares”), with the same terms as the Company’s common stock subject to the differences arising by virtue of the differences between the IBCL and the DGCL and the differences between the Present Charter and the Present By-Laws and the New Articles and the

New By-Laws, and each outstanding option, restricted stock unit or other right to acquire shares of the Company’s common stock will be automatically converted into an outstanding option, restricted stock unit or other right to acquire the same number of Indiana Shares, upon the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

•
Each employee benefit plan (including stock option and other equity-based plans), incentive compensation plan or other similar plan of the Company will be continued as an employee benefit plan, incentive compensation plan or other similar plan of the Surviving Corporation.

•	The Directors, officers and employees of the Company immediately prior to the Merger will become the Directors, officers and employees of the Surviving Corporation.
General Information
Our Board of Directors has adopted and approved the Merger Agreement to accomplish the Reincorporation. This proposal will require the approval of the affirmative vote of holders of a majority of our outstanding shares. Those shares present in person or represented by proxy, representing common stock outstanding at the close of business on the record date, will be entitled to vote on this proposal. Assuming that stockholder approval of this proposal is obtained, we intend to file with the Delaware Secretary of State a certificate of merger (the “Delaware Certificate of Merger”) and intend to file with the Indiana Secretary of State (i) articles of merger (the “Indiana Articles of Merger”) and (ii) amended and restated articles of incorporation, which will govern us as an Indiana corporation, substantially in the form attached as Exhibit 1 to the Merger Agreement (the “Indiana Articles of Incorporation”). In addition, assuming that stockholder approval of this proposal is obtained and the Delaware Certificate of Merger, Indiana Articles of Merger and Indiana Articles of Incorporation are filed, the Amended and Restated By-Laws substantially in the form of Exhibit 2 to the Merger Agreement will be the By-Laws for the Surviving Corporation. Approval of this proposal by our stockholders will constitute approval of the Reincorporation, the Merger Agreement, the New Articles and the New By-Laws. Upon the approval of the Reincorporation and the filing and effectiveness of the appropriate documents with the State of Delaware and the State of Indiana, we will be an Indiana corporation governed by the New Articles and New By-Laws.
There will be no interruption in trading of the shares of our common stock as a result of the Reincorporation. Our common stock will continue to trade on The New York Stock Exchange under the same symbol, “HGG.” The Surviving Corporation will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Stockholders who own shares of the Company’s common stock that are freely tradable prior to the Merger will continue to have freely tradable shares in the Surviving Corporation after the Merger, and stockholders holding restricted shares of the Company’s common stock prior to the Merger will continue to hold shares in the Surviving Corporation after the Merger subject to the same restrictions on transfer. In summary, the Merger and Reincorporation will not change the respective positions under federal securities laws or stock exchange rules of the Company or our stockholders.
Appraisal rights will not be available to holders of our common stock in connection with the Reincorporation Proposal.
Changes as a Result of Reincorporation
If this proposal is approved, the Reincorporation will effect a change in our legal domicile and other changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of Rights of Stockholders.” The Reincorporation is not expected to affect any of our material contracts with any third parties, and our rights and obligations under such material contracts will continue as rights and obligations of the Surviving Corporation. The Reincorporation itself will not result in any change in our business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation). Further, the Directors and officers of the Company immediately prior to the Reincorporation will become the Directors and officers of the Surviving Corporation immediately after the Reincorporation, and the subsidiaries of the Company immediately prior to the Reincorporation will become the subsidiaries of the Surviving Corporation immediately after the Reincorporation.
The Merger Agreement
The Reincorporation will be effected pursuant to the Merger Agreement between the Company and hhgregg Indiana. The Merger Agreement provides that the Company will merge with and into hhgregg Indiana and, following the Merger, the Surviving Corporation will be subject to all of the provisions of the IBCL. By virtue of the Merger, all of the rights, privileges and powers of the Company, all property owned by the Company, all debts due to the Company and all causes of action belonging to the Company immediately prior to the Merger will remain vested in the Surviving Corporation following the Merger. In addition, by virtue of the Merger, all of our debts, liabilities and duties immediately prior to the Merger will remain attached to the Surviving Corporation following the Merger. Each Director and officer of the Company will become a Director or officer, as the case may be, of the Surviving Corporation.
If this proposal is approved by our stockholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Delaware Secretary of State and the Indiana Secretary of State, as applicable) and effectiveness of the Delaware Certificate of Merger, the Indiana Articles of Merger and the Indiana Articles of Incorporation. If this proposal is approved, it is anticipated that our Board of Directors will cause the Reincorporation to be effected as soon as practicable thereafter. However, the Reincorporation may be delayed by the Board or the Merger Agreement may be terminated and abandoned by action of the Board at any time prior to the effective time of the Reincorporation, whether before or after approval by our stockholders, if the Board determines for any reason that such delay or termination would be in our best interests and the best interests of our stockholders.
Our stockholders will not be required to exchange their Company stock certificates for new stock certificates representing the Indiana Shares. Following the effective time of the Reincorporation, any Company stock certificates submitted to us for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for stock certificates representing the Indiana Shares. Our stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to us unless and until requested to do so.
Effect of Vote for the Reincorporation
A vote in favor of the Reincorporation is a vote in favor of the Merger Agreement, the Delaware Certificate of Merger, the Indiana Articles of Merger, the New Articles and the New By-Laws.
Effect of Not Obtaining the Required Vote for Approval
If we fail to obtain the requisite vote of stockholders for approval of this proposal, the Reincorporation will not be consummated and we will continue to be incorporated in Delaware and governed by the DGCL, the Present Charter and the Present By-Laws.
ANTI-TAKEOVER EFFECTS OF THE REINCORPORATION PROPOSAL
Certain provisions of the IBCL, specifically the Constituent Interests provision, the Business Combinations provisions, the Control Share Acquisitions provisions and the requirement that stockholder actions by written consent without a meeting must be unanimous, as described in “Comparison of Rights of Stockholders” below, have different comparable provisions or, in some cases, no comparable provisions, under Delaware law. These statutory provisions and certain provisions of the New Articles and New By-Laws, specifically the provisions regarding preferred stock and supermajority votes required to approve certain amendments to our organizational documents, some of which are carried over from the Present Charter and Present By-Laws, may have the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Such provisions may make tender offers, and certain other transactions, more difficult or more costly and could discourage or limit stockholder participation in such types of transactions, whether or not such transactions were favored by the majority of the stockholders. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. As of this date, our Board of Directors is unaware of any specific effort to acquire our common stock or to obtain control of the Company by means of a merger, tender offer or otherwise.
We are not pursuing the Reincorporation to take advantage of certain provisions of Indiana law which are considered to have potential anti-takeover effects. Specifically, in the New By-Laws, we have opted out of the Control Share Acquisition provisions of the IBCL that would otherwise apply to us as an Indiana corporation, as discussed further below. We could not become subject to this provision of the IBCL unless the New By-Laws are amended in the future by our Board.
COMPARISON OF RIGHTS OF STOCKHOLDERS
The DGCL differs from the IBCL in many respects. Summarized below are the most significant provisions of the DGCL and the IBCL, along with the differences between the rights of our stockholders immediately before and immediately after the Reincorporation that will result from the differences between the DGCL and the IBCL and related differences between our Present Charter and Present By-Laws, on the one hand, and the New Articles and the New By-Laws, on the other hand. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the DGCL, the IBCL, our Present Charter and Present By-Laws and the New Articles and New By-Laws. Copies of our Present Charter and our Present By-Laws have been filed as Exhibit 3.1 and Exhibit 3.2, respectively, to our Registration Statement on Form S-1 (Reg. No. 333-142181) filed with the Securities and Exchange Commission on April 18, 2007. Copies of the New Articles and New By-Laws are attached as Exhibit 1 and Exhibit 2, respectively, to the Merger Agreement, which is attached as Appendix A to this Proxy Statement.

	Before the Reincorporation: Provisions Applicable to the Company Under the DGCL and the Present Charter and Present By-Laws	After the Reincorporation: Provisions Applicable to hhgregg Indiana/the Surviving Corporation Under the IBCL and the New Articles and New By-Laws
Capital Stock
Authorized Shares
We have authority to issue 160,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share.

Under our Present Charter, our Board of Directors has the power to approve, without stockholder approval, the issuance of one or more series of preferred stock with such designation, preferences, limitations and relative voting and other rights as provided by the Board and as set forth in a certificate of designation.

After the Reincorporation, the number of authorized shares will continue to be 160,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share.
Under the New Articles, our Board of Directors has the power to approve, without stockholder approval, the issuance of one or more series of preferred stock with such designation, preferences, limitations and relative voting and other rights as provided by the Board and as set forth in articles of amendment to the New Articles.

Voting, Dividend and Liquidation Rights
Our common stockholders are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of Directors.
Our stockholders are entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and are entitled to receive, pro rata, all assets available for distribution to such stockholders upon liquidation.

Our common stockholders will continue to be entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of Directors.
Our stockholders will be entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and will be entitled to receive, pro rata, all assets available for distribution to such stockholders upon liquidation.

Board of Director Matters
Number of Directors
Section 141(d) of the DGCL provides that the Board of Directors must consist of one or more members.
The Present By-Laws provide that the number of Directors shall be as determined by the Board from time to time, with a minimum of six and a maximum of twelve Directors.

Section 23-1-33-3 of the IBCL provides that the Board of Directors must consist of one or more individuals.
The New By-Laws also provide that the number of Directors shall be as determined by the Board from time to time, with a minimum of six and a maximum of twelve Directors.

Term of Directors
Section 141(d) of the DGCL allows a corporation to provide for a staggered Board in its certificate of incorporation, in an initial by-law or in a by-law adopted by a vote of the stockholders.
Under our Present Charter and Present By-Laws, we do not have a staggered Board, as our Directors are elected annually.

Under Section 23-1-33-6 of the IBCL, a corporation’s articles of incorporation or by-laws may provide for staggered Boards, and stockholder approval of a by-law adopting a staggered Board is not required.
Our New Articles and New By-Laws do not provide for a staggered Board, and Directors will be elected annually. Pursuant to the New Articles, the Board may adopt a by-law provision in the future to stagger the Board.
Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a staggered Board of Directors unless the Board adopts a by-law expressly opting out of this subsection within 30 days after the corporation’s voting shares are registered under the Exchange Act.
Our New By-Laws expressly opt out of this mandatory staggered Board provision of the IBCL. We could not become subject to this mandatory staggered Board provision of the IBCL unless our Board rescinds this election by amending the New By-Laws to opt back into this provision.

Quorum and Vote Required to Take Action
Section 141(b) of the DGCL provides that a majority of the total number of Directors shall constitute a quorum for the transaction of business unless the certificate of incorporation or by-laws of the corporation require a greater number. In addition, unless the certificate of incorporation provides otherwise, the by-laws may provide for a quorum of less than a majority, which in no case shall be less than one-third of the total number of Directors. The Board of Directors shall act by the vote of a majority of the Directors present at a meeting at which a quorum is present, unless the certificate of incorporation or the by-laws require the vote of a greater number.
The Present By-Laws provide that the presence in person of a majority of the members of the Board of Directors constitutes a quorum for the transaction of business and that, unless otherwise provided by law, the certificate of incorporation or the by-laws, the act of a majority of the Directors present at any meeting at which there is quorum is the act of the Board of Directors.

Under Section 23-1-34-5 of the IBCL, unless the articles of incorporation or by-laws require a greater number, a majority of the fixed or prescribed number of Directors constitutes a quorum. Additionally, the articles of incorporation or by-laws may authorize a quorum of no fewer than one-third of the fixed or prescribed number of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present is the act of the Board of Directors unless the articles of incorporation or by-laws provide otherwise.
The New By-Laws also provide that the presence in person of a majority of the members of the Board of Directors constitutes a quorum for the transaction of business and that, unless otherwise provided by law, the articles of incorporation or the by-laws, the act of a majority of the Directors present at any meeting at which there is quorum is the act of the Board of Directors.

Removal of Directors	Section 141(k) of the DGCL and our Present By-Laws provide that any Director or the entire Board may generally be removed with or without cause by a majority stockholder vote.
Under Section 23-1-33-8 of the IBCL, Directors may be removed in any manner provided in a corporation’s articles of incorporation. Unless the articles of incorporation provide otherwise, the stockholders or Directors may remove one or more Directors with or without cause. A Director may be removed by the stockholders, if they are otherwise authorized to do so, only a meeting called for that purpose, and that purpose must be stated in the notice of the meeting. A Director elected by a voting group of stockholders may be removed only by that voting group.
The New Articles provide that any Director or the entire Board may generally be removed with or without cause by a majority stockholder vote.

Newly Created Directorships and Vacancies
Under Section 223 of the DGCL and the Present By-Laws, a majority vote of the Directors then in office may fill vacancies and newly created Directorships, even if the number of current Directors is less than a quorum or only one Director remains.
If the Directors filling a vacancy on the Board constitute less than a majority of the whole Board (as measured before an increase in the size of the Board), the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the outstanding voting shares, order an election to fill the vacancy or replace Directors chosen by the Directors then in office.
Unless otherwise provided in the certificate of incorporation or by-laws, when one or more Directors resign effective at a future date, a majority of Directors then in office, including those who have so resigned, may vote to fill the vacancy.

Under Section 23-1-33-9 of the IBCL, unless the articles of incorporation provide otherwise, if a vacancy occurs on the Board, including as a result of an increase in the number of Directors, the remaining Directors, even if less than a quorum, may fill the vacancy by majority vote. If a vacant office was held by a Director elected by a voting group of stockholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by stockholders.
The Board may, but is not required to, call a special stockholders’ meeting to elect a replacement Director if the Board chooses not to fill the vacancy itself.
A vacancy that will occur at a specific later date by reason of resignation of a Director effective at a later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.
The New Articles are silent with respect to filling vacancies on the Board, and the New By-Laws are consistent with the IBCL provision described above.

Limitation on Directors’ Liability
Section 102(b)(7) of the DGCL and our Present Charter both provide that the personal liability of Directors to the corporation and its stockholders for damages for breach of fiduciary duty may be eliminated, except for (i) any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock, or (iv) any transaction from which the Director derives an improper personal benefit.

Under Section 23-1-35-1 of the IBCL, and as set forth in our New Articles, a Director is not liable for any action taken as a Director, or any failure to act, regardless of the nature of the alleged breach of duty, including alleged breaches of the duty of care, loyalty and good faith, unless the Director has breached or failed to perform the duties of the Director’s office and the breach or failure to perform constitutes willful misconduct or recklessness.
Subject to this standard, a Director who votes or assents to distributions in violation of Section 23‑1‑28‑3 of the IBCL is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other Directors who voted for or assented to such distribution and the stockholders who received the distribution.

Constituent Interests
While there is no corresponding provision under the DGCL, our Present Charter provides that when considering a tender offer or merger or acquisition proposal, our Board may take into consideration the impact of the transaction on the corporation’s employees, suppliers and customers and the communities in which the corporation operates.

Pursuant to Section 23-1-35-1(g) of the IBCL and our New Articles, a Board, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the Directors deem appropriate, the effects of an action on the corporation’s stockholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the Directors consider pertinent.
Section 23‑1‑35‑1(f) of the IBCL specifically provides that certain judicial decisions in Delaware and other jurisdictions, which might otherwise be looked upon for guidance in interpreting Indiana law, including decisions that impose a higher or different degree of scrutiny in response to a proposed acquisition of control of the corporation, are inconsistent with the proper application of the business judgment rule.
Our New Articles include a provision consistent with the constituent interests provisions set forth in Section 23-1-35-1 of the IBCL.

Indemnification
Under Section 145 of the DGCL, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a Director, officer, employee or agent of the corporation or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.
Expenses incurred by an officer or Director(or other employees or agents as deemed appropriate by the Board) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified.
To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.
To the extent that a present or former Director or officer has been successful on the merits or otherwise in defense of any such proceeding, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the proceeding.
Our Present Charter and Present By-Laws provide for indemnification to the fullest extent permitted by the DGCL.

Under Sections 23-1-37-8 and 23-1-37-13 of the IBCL, a corporation may indemnify any individual made a party to any proceeding because the individual is or was a Director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of official action, that his or her conduct was in the corporation’s best interests and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests.
In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful.
A corporation may pay for or reimburse the reasonable expenses incurred by an officer or Director who is a party to a proceeding in advance of final disposition of the proceeding under certain circumstances including, but not limited to, the individual furnishing the corporation with a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.
In addition, under Sections 23-1-37-9 and 23-1-37-13 of the IBCL, unless limited by its articles of incorporation, a corporation must indemnify a Director or officer who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses (including attorneys’ fees) incurred by the Director or officer in connection with the proceeding.
Our New Articles and New By-Laws provide for indemnification to the fullest extent permitted by the IBCL.

Organizational Documents

Amendment of Certificate or Articles of Incorporation and By-Laws
Under Section 242 of the DGCL, unless otherwise provided in the certificate of incorporation, a majority of the shares entitled to vote, as well as a majority of shares of each class entitled to vote, must approve an amendment to the certificate of incorporation. Any provision in the certificate of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote.
Our Present Charter requires the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock to approve amendments to certain provisions of the Present Charter and our Present By-Laws.
Under Section 109 of the DGCL, the power to amend the by-laws rests with the stockholders entitled to vote. The certificate of incorporation may (and our Present Charter does) grant the Board the power to amend the by-laws, but that neither limits nor divests the stockholders of the power to amend the by-laws.

Under Sections 23‑1‑38‑3 and 23‑1‑38‑4 of the IBCL, unless otherwise provided in the articles of incorporation, an amendment to the articles of incorporation will be adopted if the votes cast favoring the amendment exceed the votes cast opposing the amendment, except that any amendment that would create dissenters’ rights must be approved by a majority of the votes entitled to be cast.
Our New Articles require the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock to approve amendments to certain provisions of the New Articles.
Under Section 23‑1‑39‑1 of the IBCL, unless the articles of incorporation provide otherwise, only the Board of a corporation may amend the by-laws.
Subject to approval of Proposal No. 5 below, our New Articles are silent with respect to the amendment of our by-laws and our New By-Laws provide that only the Board may amend the by-laws.

Stockholder Matters
Quorum and Voting Standard
Under Section 216 of the DGCL, the certificate of incorporation or by-laws of a corporation may specify the number of shares which shall be present in person or by proxy at a meeting to constitute a quorum, but in no event may the quorum consist of less than 1/3 of the shares entitled to vote at the meeting.
Our Present By-Laws provide that a majority of the shares of stock issued and outstanding and entitled to vote constitutes a quorum.
Under Section 216 of the DGCL and our Present By-Laws, if a quorum exists, action on a matter (other than the election of Directors) is approved by the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter.

Under Section 23-1-30-6 of the IBCL, unless the articles of incorporation provide otherwise, a majority of the votes entitled to be cast on a matter constitute a quorum.
Under the IBCL and the New By-Laws, if a quorum exists, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the New Articles or the IBCL require a greater number of affirmative votes.

Election of Directors
Pursuant to Section 216 of the DGCL, unless otherwise provided in the corporation’s certificate of incorporation or by-laws, Directors are elected by a plurality of the votes cast.
Our Present By-Laws provide that Directors are elected by a plurality of the votes cast.

Under Section 23-1-30-9 of the IBCL, Directors are elected by a plurality vote unless provided otherwise in a corporation’s articles of incorporation. The New Articles are silent with respect to the Director election voting standard and the New By-Laws provide that Directors are elected by a plurality of the votes cast.

Action by Stockholders Through Written Consent
Section 228(a) of the DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action required which may be taken at a meeting of the stockholders may be taken by the written consent of stockholders, setting forth the action so taken and signed by the holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.
Our Present Charter and our Present By-Laws allow for action by written consent of our stockholders consistent with Section 228(a) of the DGCL.

Since hhgregg Indiana will have a class of voting securities registered with the SEC under the Exchange Act, under Section 23-1-29-4 of the IBCL any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only by unanimous written consent of all stockholders entitled to vote on the action.
The New Articles and New By-Laws provide for action by stockholders without a meeting only by unanimous written consent.

Special Meeting of Stockholders
Under Section 211(d) of the DGCL, special meetings of stockholders may be called by the Board or by such other person or persons as may be authorized to do so by a corporation’s certificate of incorporation or by-laws.
Our Present Charter provides that special meetings of stockholders may be called only by the Chairman of the Board, a majority of the Board or the CEO. Our Present By-Laws also allow the President or holders of a majority of the outstanding common stock to call a special meeting.

Under Section 23-1-29-2 of the IBCL, a corporation must hold a special meeting of stockholders on demand of its Board or the person or persons (including stockholders or officers) specifically authorized to do so by the articles of incorporation or by-laws.
The New Articles and New By-Laws both provide that the Chairman, majority of the Board, the CEO or holders of a majority of the outstanding common stock may call a special meeting of stockholders.

Advance Notice Provisions
Our Present By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as Directors or to bring other business before any meeting of the stockholders. Such notice must be received by the Secretary not less than 120 nor more than 150 days prior to the anniversary of delivery of the prior year’s proxy statement or, in certain cases, not earlier than 90 days prior to the annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following public announcement of the date of such annual meeting.

Our New By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election as Directors or to bring other business before any meeting of the stockholders. Such notice must be received by the Secretary not less than 90 nor more than 120 days prior to the anniversary of the prior year’s annual meeting or, where the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the 120 days prior to such annual meeting and not later than the close of business on the later of (i) 90 days prior to the annual meeting or (ii) 10 days following public announcement of the date of such annual meeting.

Cumulative Voting	While under Section 214 of the DGCL, a corporation is permitted to provide for cumulative voting in its certificate of incorporation, our Present Charter does not.	While under Section 23-1-30-9 of the IBCL, a corporation is permitted to provide for cumulative voting in its articles of incorporation, the New Articles do not.
Preemptive Rights
Under Section 102(b)(3) of the DGCL, preemptive rights to subscribe to additional shares of stock must be expressly provided for in a corporation’s certificate of incorporation. The Present Charter does not have any such provision.

Under Section 23-1-27-1 of the IBCL, preemptive rights to subscribe to additional shares of stock must be expressly provided for in a corporation’s certificate of incorporation. The New Articles do not have any such provision.

Appraisal and Dissenters’ Rights
Under Section 262 of the DGCL, unless a corporation’s certificate of incorporation provides otherwise (and our Present Charter is silent), our stockholders who dissent from a transaction do not have appraisal rights with respect to a merger or consolidation, unless such stockholders are required to accept in the merger any consideration in exchange for their shares other than shares in the surviving corporation, shares of another corporation that are publicly listed or held of record by more than 2,000 stockholders, cash in lieu of fractional shares or any combination of the above. In addition, stockholders of a corporation surviving a merger who dissent from such transaction do not have appraisal rights if no vote of the stockholders of the surviving corporation is required to approve the merger.

Under Section 23-1-44-8 of the IBCL, stockholders who dissent from a merger or similar transaction can exercise dissenters’ rights except (i) with respect to shares of any class or series of stock that are “covered securities” under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, or (ii) if they were not entitled to vote on the merger.
As a result, dissenters’ rights would not be permitted as long as our common stock continues to be listed on a national securities exchange.

Anti-Takeover Provisions

Business Combinations Involving Interested Stockholders
Under Section 203 of the DGCL, with certain exceptions, a corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder” for a period of three years from the date that such person became an interested stockholder unless (i) the transaction that results in the person’s becoming an interested stockholder or the business combination is approved by the Board before the person becomes an interested stockholder, (ii) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are Directors and also officers and shares owned by certain employee stock plans, or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the Board and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.
An “interested stockholder” means any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Section 203 does not apply to a corporation that elects to opt out of such section in its original certificate of incorporation or if the corporation’s stockholders, by the affirmative vote of a majority of the shares entitled to vote, adopt an amendment to its certificate of incorporation or by-laws. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment.
Our Present Charter does not opt out of this provision.

Under Sections 23‑1‑43‑1 to 23‑1‑43‑24 of the IBCL, a “resident domestic corporation” may not engage in any business combination with an “interested stockholder” for five years after the date the interested stockholder acquires the shares unless the business combination or the purchase of shares by the interested stockholder is approved by the Board of the resident domestic corporation before the date of acquisition.
If the business combination was not previously approved, the interested stockholder may effect a combination after the five-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.
“Resident domestic corporation” means an Indiana corporation that has 100 or more stockholders.
“Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.
A corporation may elect to opt out of the statute in its original articles of incorporation or in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date.
We have not opted out of the Business Combinations provisions in our New Articles.

Control Share Acquisitions	There is no corresponding provision under the DGCL or our Present Charter or Present By-Laws.
Under Sections 23‑1‑42‑1 to 23‑1‑42‑11 of the IBCL, an acquiring person who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person.
Unless otherwise provided in a corporation’s articles of incorporation or by-laws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all stockholders of the issuing corporation have dissenters’ rights to receive the fair value of their shares.
“Control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of Directors within any of the following ranges: (i) 1/5 or more but less than 1/3, (ii) 1/3 or more but less than a majority, or (iii) a majority or more.
“Control share acquisition” means, subject to certain exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within 90 days or pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition.
“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more stockholders, has its principal place of business or its principal office in Indiana or owns or controls assets within Indiana having a fair market value of more than $1 million, and has either (i) more than 10% of its stockholders resident in Indiana, (ii) more than 10% of its shares owned of record or beneficially by Indiana residents, or (iii) 1,000 stockholders resident in Indiana.
The IBCL provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws (including a Board-adopted by-law) provide that said provisions do not apply.
The New By-Laws expressly opt out of the Control Share Acquisition provisions of the IBCL.

Procedures to Regulate Changes in Control	There is no corresponding provision under the DGCL.
Under Section 23-1-22-4 of the IBCL, in addition to any other provision authorized by any the IBCL or contained in the articles of incorporation or the by-laws, a corporation may establish one or more procedures to regulate transactions that would, when consummated, result in a change of “control” of the corporation.
 Our New Articles and New By-Laws do not provide for any such procedures.

Other Matters

Necessary Vote to Effect a Merger (Not Involving an Interested Stockholder)
The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a “foreign corporation”) (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the stockholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation’s certificate of incorporation, (ii) each share of that corporation’s stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger and (iii) in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities do not exceed 20% of the shares outstanding immediately before the effective date of the merger.

Section 23-1-40-3 of the IBCL requires a majority vote of the shares entitled to vote in order to effectuate a merger or share exchange unless the articles of incorporation or the Board of Directors require a greater vote or a vote by voting group. However, the vote of the stockholders of the surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same proportionate number of shares relative to the number of shares held by all such stockholders (except for shares of the surviving corporation received solely as a result of the stockholder’s proportionate shareholdings in the other corporations party to the merger), with identical designations, preferences, limitations and relative rights, immediately after the merger, (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

Dividends
Under Section 170 of the DGCL, our Board is permitted to pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Under Section 23-1-28-1 of the IBCL, no dividends or other distributions may be made if it would cause (i) the corporation to be unable to pay its debts as they become due in the usual course of business or (ii) the corporation’s assets to be less than the sum of its liabilities plus, except as otherwise specifically allowed by the articles of incorporation, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the rights of preferential stockholders whose rights are superior to those receiving distribution.
Our New Articles include a reference to the requirements of Section 23-1-28-1 of the IBCL.

Rights, Warrants or Options
Under Section 157 of the DGCL, rights or options to purchase shares of any class of stock may be authorized by a corporation’s Board. The terms of such rights or options (including the consideration to be paid) must be fixed and stated in the certificate of incorporation or in a resolution adopted by the Board.

Under Section 23-1-26-5 of the IBCL, a corporation, acting through its Board, may create or issue rights, options or warrants for the purchase of shares or other securities of the corporation or any successor in interest of the corporation.
The Board must determine the terms upon which the rights, options or warrants are issued, their form and content and the consideration for which the shares or other securities are to be issued.
The rights, options or warrants may be issued with or without consideration and may (but need not) be issued pro rata.
The terms and conditions may include limitations, restrictions or conditions that preclude or limit the exercise, transfer or receipt of the rights, options or warrants by a person owning or offering to acquire a specified number or percentage of the outstanding shares or other securities of the corporation.

Inspection of Books and Records
Section 220 of the DGCL entitles any stockholder of record of a corporation, in person or by an agent, upon written demand under oath stating the purpose thereof, to inspect during usual business hours, for any proper purpose, the corporation’s stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person’s interest as a stockholder.

Section 23-1-52-2 of the IBCL entitles any stockholder of a corporation to inspect and copy, during regular business hours, certain enumerated corporate records if the stockholder gives the corporation at least five days’ advance written notice. Certain records may be inspected only if: (i) the stockholder’s demand is made in good faith and for a proper purpose, (ii) the stockholder describes with reasonable particularity the stockholder’s purpose and (iii) the records to be inspected are directly connected with the stockholder’s purpose.

Franchise Tax
Under Section 503 of the DGCL, we must pay to the Delaware Secretary of State an annual franchise tax based upon the number of authorized shares of our capital stock, up to a maximum of $180,000 per taxable year.
There is no requirement to pay franchise taxes under the IBCL.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION
THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS. HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.
The following discussion summarizes certain material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing final and temporary Treasury Regulations promulgated pursuant thereto and current administrative rulings and other guidance and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a holder of the Company’s common stock that is a “U.S. person,” defined to include:

•a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source;
•a trust if either

◦
a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

◦	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; or

•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of the Company’s common stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.” If a partnership holds the Company’s common stock the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Company’s common stock, you should consult your tax advisor.

This summary assumes that holders of the Company’s common stock hold their shares of the Company’s common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders who:

•
are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	are subject to the alternative minimum tax provisions of the Code;

•	acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	hold their shares as qualified small business stock within the meaning of Section 1202 of the Code; or

•	hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.

Accordingly, holders of the Company’s common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization qualifying under Section 368(a)(1) of the Code. Assuming that the Reincorporation so qualifies, subject to the qualifications and assumption described in this Proxy Statement:

•	the holders of our common stock will not recognize any gain or loss for federal income tax purposes as a result of the Merger;

•
for federal income tax purposes, the aggregate tax basis of the Indiana Shares issued in the Merger will be equal to the aggregate tax basis of the corresponding shares of the Company’s common stock held immediately prior to the Effective Time; and

•
for federal income tax purposes, the holding period for the Indiana Shares will include the period during which the corresponding shares of the Company’s common stock was held, provided that such corresponding Company common stock was held as a capital asset at the Effective Time.

We further believe that the Company, as an Indiana corporation, will not recognize any gain, loss or income for federal income tax purposes as a result of the Reincorporation and the Merger and that it will succeed, without adjustment, to the tax attributes of the Company as a Delaware corporation.
We do not intend to request a ruling from the Internal Revenue Service or obtain an opinion of counsel regarding the federal income tax consequences of the Reincorporation.
ACCOUNTING TREATMENT
We expect that the Reincorporation and the Merger will have no material effect from an accounting perspective. The financial statements of the Company previously filed with the Securities and Exchange Commission will remain the financial statements of the Surviving Corporation following the Reincorporation.

RECOMMENDATION OF THE BOARD
Our Board of Directors believes that the Reincorporation will allow us to avoid the higher tax cost imposed by Delaware’s system of taxation and to become incorporated in the state where our headquarters and significant operations are located without materially diminishing any substantive rights of stockholders.
OUR BOARD OF DIRECTORS BELIEVES THAT THE REINCORPORATION PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE REINCORPORATION PROPOSAL.

OVERVIEW OF PROPOSAL NOS. 4 AND 5

APPROVAL OF PORTIONS OF THE NEW ARTICLES AND NEW BY-LAWS AS PART OF THE REINCORPORATION

In connection with the Reincorporation, subject to the approval of stockholders, the New Articles and New By-Laws will replace the Present Charter and Present By-Laws as our governing documents, as described below and in Proposal No. 3 above. The New Articles and New By-Laws will implement certain changes described below as compared to the Present Charter and Present By-Laws. Pursuant to Proposal Nos. 4 and 5, stockholders are asked to consider, and vote to approve these changes.
To comply with applicable “unbundling” rules of the SEC relating to proxy statements, we are presenting Proposal Nos. 4 and 5 to stockholders as separate proposals for approval. Approval of Proposal No. 4 is a condition to consummation of the Reincorporation and, accordingly, if Proposal No. 4 is not approved we will be unable to proceed with the Reincorporation. Approval of Proposal No. 5 is not a condition to consummation of the Reincorporation.

PROPOSAL NO. 4

APPROVAL OF NEW ARTICLES PROVISION REQUIRING ACTION BY STOCKHOLDER WRITTEN CONSENT BE UNANIMOUS AS REQUIRED UNDER INDIANA STATE LAW

Article X of the Present Charter provides that any action required or permitted to be taken by the stockholders may be taken by written consent without a meeting. As described in “Comparison of Rights of Stockholders” above, the IBCL requires that action taken by the written consent of stockholders without a meeting must be unanimous. This requirement would not affect the voting thresholds applicable to stockholder action taken at an annual or special meeting. We believe that the benefits of Reincorporation, as described more fully in Proposal No. 3 above, outweigh the disadvantage of this additional burden on stockholder action.
This proposal will require the approval of the affirmative vote of holders of two-thirds of our outstanding shares. Those shares present in person or represented by proxy, representing common stock outstanding at the close of business on the record date, will be entitled to vote on this proposal.
If Proposal No. 4 is not approved by the stockholders, we will not proceed with the Reincorporation.
OUR BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSAL TO REQUIRE STOCKHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCKHOLDER ACTION BY UNANIMOUS WRITTEN CONSENT PROPOSAL.

PROPOSAL NO. 5

APPROVAL OF ELIMINATION OF STOCKHOLDER RIGHT TO AMEND NEW BY-LAWS AS PERMITTED UNDER INDIANA STATE LAW

Section 8.1 of the Present By-Laws provides that the By-Laws may generally be amended by majority vote of the stockholders, with certain matters requiring a two-thirds vote of the stockholders, or by majority vote of the Board. As described in “Comparison of Rights of Stockholders” above, the IBCL requires that, unless the articles of incorporation provide otherwise, only the board of a corporation may amend the by-laws. Our New Articles are silent with respect to the amendment of our By-Laws. Our New By-Laws provide that only the Board may amend the By-Laws. We believe that vesting the right to amend the By-Laws with the Board ensures that fundamental changes to the Company’s governance be made with a broader consensus after careful consideration by the Company’s Board considering the best interests of the Company’s stockholders.
This proposal will require the approval of the affirmative vote of holders of a majority of our outstanding shares. Those shares present in person or represented by proxy, representing common stock outstanding at the close of business on the record date, will be entitled to vote on this proposal.
If Proposal No. 5 is not approved by the stockholders, we will revise the New Articles and New By-Laws to allow for stockholder amendment of the by-laws in the same manner as currently provided in the Present By-Laws.
OUR BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSAL TO ELIMINATE STOCKHOLDER AMENDMENT OF THE BY-LAWS IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE BY-LAW AMENDMENT PROPOSAL.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers and persons who own more than ten percent of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock, and to furnish us with copies of such reports. To our knowledge, which is based solely on a review of the copies of such reports furnished to us and written representations from Reporting Persons that no other reports were required, all Reporting Persons complied with all applicable filing requirements during fiscal 2015.

STOCKHOLDER PROPOSALS
A stockholder who wants to present a proposal at the 2016 Annual Meeting and have it included in our Proxy Statement for that meeting must submit the proposal in writing at our offices at hhgregg, Inc. 4151 E. 96th Street, Indianapolis, IN 46240, Attention: Corporate Secretary.
In accordance with Rule 14a-8 under the Exchange Act, stockholder proposals and director nominations for the 2016 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive office not less than 120 days prior to the first anniversary of the date that our Proxy Statement is delivered to stockholders in connection with the preceding year’s annual meeting, which would be February 24, 2016. Any proposals or nominees received after this date will be considered untimely under Rule 14a-8 under the Exchange Act. In order to be considered for inclusion in next year’s Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act.
Proposals that are submitted outside of Rule 14a-8, as well as director nominees, must satisfy the procedures of our By-Laws. A stockholder who wants to present a proposal at the 2016 Annual Meeting or to nominate a person for election as a director must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that our Corporate Secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 120 days and no more than 150 days prior to the anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting. Therefore, we must receive notice of such proposal no earlier than January 25, 2016, and no later than February 24, 2016. The notice must contain the information required by Section 2.12 of our By-Laws. You may obtain a print copy of our By-Laws upon request from our Corporate Secretary at hhgregg, Inc., 4151 E. 96th Street, Indianapolis, IN 46240. Our By-Laws are also available on our web site at www.hhgregg.com. Management may vote proxies in its discretion on any matter at the 2016 Annual Meeting if we do not receive notice of the matter within the time frame described in this paragraph. In addition, our Chairman or any other person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

OTHER MATTERS
Management knows of no other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the person voting the proxies. Whether or not stockholders plan to attend the Annual Meeting, they are respectfully urged to sign, date and return the enclosed proxy which will, of course, be returned to them at the Annual Meeting if they are present and so request.

Annex A

Reconciliation of Non-GAAP Financial Measure
EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA for fiscal 2015 is EBITDA adjusted to exclude the following items:

•	Non-cash fair market value adjustments to the carrying value of long-lived assets in service where the estimated future cash flows are less than the carrying amount of the assets.
We have used EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under generally accepted accounting principles (GAAP) and should not be considered as a substitute for net income determined in accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only as a supplement.
We have used Adjusted EBITDA as a performance measurement metric because we believe that the exclusion of these non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to analyze period-to-period changes in operating results. We have provided this information to analysts, investors and other third parties to enable them to perform more meaningful comparisons of past, present, and future operating results and as a means to evaluate the results of our on-going operations. Management uses Adjusted EBITDA to determine payment levels on our executives’ incentive compensation plans. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under GAAP and should not be considered as a substitute for net income prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Below is a reconciliation of Net Income, as reported, to Adjusted EBITDA for fiscal 2015:

Fiscal Year Ended
(in thousands)	March 31, 2015
Net income, as reported	$(132,746)
Adjustments:
Depreciation and amortization	40,200
Interest expense, net	2,537
Income tax benefit	30,761

EBITDA	$(59,248)
Transactional adjustments:
Asset impairment charges	47,869

Adjusted EBITDA	$(11,379)

Appendix A

FORM OF AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER
OF HHGREGG, INC.
(a Delaware corporation)
AND
HHGREGG INDIANA, INC.
(an Indiana corporation)
This Agreement and Plan of Merger, dated as of _________, 2015 (the “Agreement”), is between hhgregg, Inc., a Delaware corporation (“hhgregg Delaware”), and hhgregg Indiana, Inc., an Indiana corporation and wholly-owned subsidiary of hhgregg Delaware (“hhgregg Indiana”). hhgregg Delaware and hhgregg Indiana are sometimes referred to herein as the “Constituent Corporations.”
RECITALS
A. hhgregg Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 160,000,000 shares, 150,000,000 of which are designated common stock, $0.0001 par value per share, and 10,000,000 of which are designated preferred stock, $0.0001 par value per share. The preferred stock of hhgregg Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of ______, 2015, ___________ shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.
B. hhgregg Indiana is a corporation duly organized and existing under the laws of the State of Indiana and has an authorized capital of 160,000,000 shares, 150,000,000 of which are designated common stock, $0.0001 par value per share, and 10,000,000 of which are designated preferred stock, $0.0001 par value per share. The preferred stock of hhgregg Indiana is undesignated as to series, rights, preferences, privileges or restrictions. As of ______, 2015, 100 shares of common stock were issued and outstanding, all of which were held by hhgregg Delaware, and no shares of preferred stock were issued and outstanding.
C. hhgregg Delaware, as the sole stockholder of hhgregg Indiana, desires to effect a merger of hhgregg Delaware with and into hhgregg Indiana pursuant to the provisions of the Delaware General Corporation Law (the “DGCL”) and the Indiana Business Corporation Law (the “IBCL”).
D.    The respective Boards of Directors of hhgregg Delaware and hhgregg Indiana have determined that, for the purpose of effecting the reincorporation of hhgregg Delaware in the State of Indiana, it is advisable and in the best interests of each of such corporations and their respective stockholders that hhgregg Delaware be merged with and into hhgregg Indiana upon the terms and conditions herein provided.
E. The respective Boards of Directors of hhgregg Delaware and hhgregg Indiana have approved and declared the advisability of this Agreement, and have directed that this Agreement be submitted to a vote, in the case of hhgregg Indiana, of its sole stockholder, and, in the case of hhgregg Delaware, of its stockholders at its 2015 annual meeting of stockholders and, in each case, executed by the undersigned officers.
AGREEMENT
In consideration of the mutual agreements and covenants set forth herein, hhgregg Indiana and hhgregg Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. MERGER
1.1 Merger. In accordance with the provisions of this Agreement, the DGCL and the IBCL, hhgregg Delaware shall be merged with and into hhgregg Indiana (the “Merger”), the separate existence of hhgregg Delaware shall cease and hhgregg Indiana shall survive the Merger and shall continue to be governed by the laws of the State of Indiana, and hhgregg Indiana shall be, and is herein sometimes referred to as, the “Surviving Corporation.” As of the Effective Time (as defined in Section 1.2 below), the name of the Surviving Corporation shall be changed to “hhgregg, Inc.”
1.2 Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:
(a) This Agreement shall have been adopted by the sole stockholder of hhgregg Indiana and the principal terms of this Agreement shall have been approved by the stockholders of hhgregg Delaware in accordance with the requirements of the DGCL and the IBCL, respectively;
(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and
(c) A certificate of merger meeting the requirements of the DGCL (the “Certificate of Merger”) shall have been filed with the Secretary of State of the State of Delaware and this Agreement, together with articles of merger as provided in the IBCL (“Articles of Merger”) shall have been filed with the Secretary of State of the State of Indiana; provided, however, that such Articles of Merger and Certificate of Merger shall not be filed prior to the date which is 20 calendar days after the date on which a Proxy Statement of hhgregg Delaware prepared in accordance with the Securities Exchange Act of 1934, as amended, is mailed to hhgregg Delaware’s stockholders of record on the record date determined by the board of directors of hhgregg Delaware.
The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time.”
1.3 Effect of the Merger. Upon the Effective Time, the Merger shall have the effects provided for in Section 259 of the DGCL and Section 23-1-40-6 of the IBCL, the separate existence of hhgregg Delaware shall cease and hhgregg Indiana, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time, (b) shall be subject to all actions previously taken by its and hhgregg Delaware’s Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of hhgregg Delaware in the manner more fully set forth in Section 23-1-40-6 of the IBCL, (d) shall continue to be subject to all of the debts, liabilities and obligations of hhgregg Indiana as constituted immediately prior to the Effective Time, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of hhgregg Delaware in the same manner as if hhgregg Indiana had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the IBCL.
2. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
2.1 Articles of Incorporation. As of the Effective Time, the Articles of Incorporation of hhgregg Indiana, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety by the Amended and Restated Articles of Incorporation attached hereto as Exhibit 1, which Amended and Restated Articles of Incorporation will become, at the Effective Time, the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.
2.2 By-Laws. As of the Effective Time, the By-Laws of hhgregg Indiana, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety by the Amended and Restated By-Laws attached hereto as Exhibit 2, which Amended and Restated By-Laws will become, at the Effective Time, the By-Laws of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof, the Articles of Incorporation and applicable law.
2.3 Directors and Officers. The directors and officers of hhgregg Delaware immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. Such directors shall serve as directors of the Surviving Corporation for the balance of their respective terms for they were elected as directors of hhgregg Delaware and until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Articles of Incorporation or By-Laws of the Surviving Corporation.

3. MANNER OF CONVERSION OF STOCK
3.1 hhgregg Delaware Common Stock. Upon the Effective Time, each share of hhgregg Delaware common stock, par value $0.0001 per share (“Delaware Common Stock”) issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of common stock, $0.0001 par value per share, of hhgregg Indiana (“Indiana Common Stock”). Each share of Delaware Common Stock held in the treasury of hhgregg Delaware immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the Constituent Corporations or any other person, be converted into one (1) fully paid and nonassessable share of Indiana Common Stock and shall be held in the treasury of the Surviving Corporation.
3.2 hhgregg Delaware Options, Restricted Stock Units and Equity Incentive Plan Awards.
(a) Upon the Effective Time, the Surviving Corporation shall assume and continue the hhgregg, Inc. 2007 Equity Incentive Plan, as amended, the Gregg Appliances, Inc. 2005 Stock Option Plan, as amended and assumed by hhgregg Delaware (to the extent stock awards continue to remain outstanding and subject to the terms of such plan) and any and all other employee benefit plans of hhgregg Delaware in effect as of the Effective Time (collectively, the “Incentive Plans”). By virtue of the Merger and without any action on the part of the holder thereof, each outstanding and unexercised option, restricted stock unit or other right to purchase or receive, or a security convertible into, Delaware Common Stock shall become an option, restricted stock unit or right to purchase or receive, or a security convertible into, Indiana Common Stock on the basis of one share of Indiana Common Stock for each share of Delaware Common Stock issuable pursuant to any such option, restricted stock unit, right to purchase or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such hhgregg Delaware option, restricted stock unit, purchase right or convertible security at the Effective Time. There are no options, restricted stock units, purchase rights for or securities convertible into preferred stock of hhgregg Delaware under the Incentive Plans.
(b) A number of shares of Indiana Common Stock shall be reserved by the Surviving Corporation for issuance under the Incentive Plans equal to the number of shares of Delaware Common Stock so reserved immediately prior to the Effective Time.
3.3 Indiana Common Stock. Upon the Effective Time, each share of Indiana Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by hhgregg Indiana, the holder of such shares or any other person, be redeemed, canceled and retired and shall cease to exist by virtue of the Merger, without any consideration being delivered in respect thereof.
3.4 Exchange of Certificates. After the Effective Time, each holder of a certificate representing shares of Delaware Common Stock outstanding immediately prior to the Effective Time may, at such stockholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”) To confirm whether the Surviving Corporation only will handle exchange given the limited number of holders. , and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Indiana Common Stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of Delaware Common Stock outstanding immediately prior to the Effective Time shall be deemed for all purposes, from and after the Effective Time, to represent the number of shares of Indiana Common Stock into which such shares of Delaware Common Stock were converted in the Merger.
The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Indiana Common Stock represented by such certificate as provided above.
Each certificate representing Indiana Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Delaware Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.
4. CONDITIONS
4.1 The obligations of hhgregg Delaware under this Agreement shall be conditioned upon the occurrence of the following events:

(a) Stockholder Approval. The principal terms of this Agreement shall have been duly approved by the stockholders of hhgregg Delaware; and
(b) Consents, Approvals or Authorizations. Any consents, approvals or authorizations that hhgregg Delaware deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws.
5. GENERAL
5.1 Covenants of hhgregg Indiana. hhgregg Indiana covenants and agrees that it will, on or before the Effective Time:
(a) File the Certificate of Merger with the Secretary of State of the State of Delaware;
(b) File this Agreement, together with the Articles of Merger, with the Secretary of State of the State of Indiana; and
(c) Take such other actions as may be required by the IBCL.
5.2 Further Assurances. From time to time, as and when required by hhgregg Indiana or by its successors or assigns, there shall be executed and delivered on behalf of hhgregg Delaware such deeds and other instruments, and there shall be taken or caused to be taken by hhgregg Indiana and hhgregg Delaware such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by hhgregg Indiana the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of hhgregg Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of hhgregg Indiana are fully authorized in the name and on behalf of hhgregg Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.
5.3    Statutory Agent in Indiana. The name and address of the statutory agent of the Surviving Corporation in Indiana upon whom any process, notice or demand against hhgregg Delaware or the Surviving Corporation may be served are:
hhgregg, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Attention: Corporate Secretary
5.4    Designated Agent in Delaware. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of hhgregg Delaware, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings. A copy of such process is requested to be mailed by the Delaware Secretary of State to:
hhgregg, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Attention: Corporate Secretary

5.5 Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either hhgregg Delaware or of hhgregg Indiana, or of both, notwithstanding the approval of the principal terms of this Agreement by the stockholders of hhgregg Delaware or the adoption of this Agreement by the sole stockholder of hhgregg Indiana, or by both.
5.6 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to applicable stockholder approval shall not, unless approved by such stockholders as required by law:
(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or
(c) Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.
5.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the IBCL.
5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of hhgregg, Inc., a Delaware corporation, and hhgregg Indiana, Inc., an Indiana corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized
HHGREGG, INC., a Delaware corporation
By:    ___________________________________
Name:    ___________________________________
Its:    ___________________________________
By:    ___________________________________
Name:    ___________________________________
Its:    ___________________________________
HHGREGG INDIANA, INC., an Indiana corporation
By:    ___________________________________
Name:    ___________________________________
Its:    ___________________________________
By:    ___________________________________
Name:    ___________________________________
Its:    ___________________________________

Exhibit 1
Amended and Restated Articles of Incorporation of the Surviving Corporation
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
hhgregg, Inc.
(formerly known as hhgregg Indiana, Inc.)
hhgregg Indiana, Inc., an Indiana corporation (the “Corporation”), and the survivor of a merger with hhgregg, Inc., a Delaware corporation, effected pursuant to an Agreement and Plan of Merger, dated as of __________, 2015, desiring to amend and restate its Articles of Incorporation pursuant to the provisions of the Indiana Business Corporation Law, as amended (the “IBCL) and to change its name, submits the following Amended and Restated Articles of Incorporation:
Article I
The name of the Corporation is hhgregg, Inc. The principal office address of the Corporation is 4151 East 96th Street, Indianapolis, Indiana 46240.
Article II
The address of the Corporation’s registered office in the State of Indiana is 251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204. The registered agent in charge thereof is Corporation Service Company.
The registered agent named above has consented to its appointment as the Corporation’s registered agent.
Article III
The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the IBCL.
The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the IBCL, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.
Article IV
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000 shares, consisting solely of:

•	150,000,000 shares of common stock, par value $.0001 per share (“Common Stock”); and

•	10,000,000 shares of preferred stock, par value $.0001 per share (“Preferred Stock”).
The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.
A. COMMON STOCK.
1.     General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.
2.     Voting. The holders of Common Stock are entitled to one vote for each share upon all matters upon which shareholders have the right to vote. There shall be no cumulative voting for the election of directors.

3.     Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor determined in accordance with Chapter 23-1-28 of the IBCL if, as and when determined by the board of directors of the Corporation (the “Board of Directors”) and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.
4.     Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its shareholders, subject to the rights of creditors and any preferential rights of any then outstanding shares of Preferred Stock.
B. PREFERRED STOCK.
1. Except as required by the IBCL or by the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to subsection (2) of this Section B describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the IBCL or under the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to subsection (2) of this Section B describing the terms of the Preferred Stock or a series thereof (which provisions may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the IBCL) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.
2. Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Articles of Incorporation. Subject to the requirements of the IBCL and subject to all other provisions of these Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.
Before issuing any shares of a series of Preferred Stock, the Board of Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:
(a) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
(b) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the IBCL);
(c) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:
(i) the dividend rate, if any, of such series;
(ii) any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;
(iii) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and
(iv) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;
(d) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be
(i) at the option of the Corporation, the shareholder, or another person or upon the occurrence of a designated event;
(ii) for cash, indebtedness, securities, or other property or any combination thereof; and
(iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;
(e) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of special shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;
(f) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;
(g) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section B and, if subject to additional restrictions, the extent of such additional restrictions; and
(h) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the IBCL; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Articles of Incorporation or any amendment hereof.
3. Preferred Stock of any series that has been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, has been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (2) of this Section B.
Article V
A. A director’s responsibility to the Corporation shall be limited to discharging his or her duties as a director, including his or her duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the director.
B. In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
1. One (1) or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;
2. Legal counsel, public accountants, or other persons as to matters the director reasonably believes are within such person’s professional or expert competence; or

3. A committee of the Board of Directors of which the director is not a member if the director reasonably believes the Committee merits confidence;
but a director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this section unwarranted.
A director shall not be liable for any action taken as a director, or any failure to take any action, unless (a) the director has breached or failed to perform the duties of the director’s office in compliance with this section, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.
If the IBCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended IBCL. No amendment to or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.
Article VI
A.To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (1) if such Eligible Person is Wholly Successful with respect to the Claim, or (2) if not Wholly Successful, then if such Eligible Person is determined, as provided in either subsection (F) or (G), to have acted in good faith, in what he reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (2) of this subsection (A). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

B.The term "Claim" as used in this Article VI shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

1.    by reason of his being or having been an Eligible Person, or
2.    by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.
C. The term "Eligible Person" as used in this Article VI shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.
D. The terms "Liability" and "Expense" as used in this Article VI shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
E. The term "Wholly Successful" as used in this Article VI shall mean (1) termination of any claim against the Eligible Person in question without any finding of liability or guilt against him, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

F. Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (1) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the "Referee"), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in subsection (A)(2) of this Article VI, and (2) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee's findings that are within the possession or control of the Corporation.
G. If an Eligible Person claiming indemnification pursuant to subsection (F) of this Article VI is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under subsection (F) of this Article VI within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under subsection (F) of this Article VI within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in subsection (a)(2) of this Article VI. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.
H. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Article VI, the Board of Directors may, at any time and from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.
I. Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.
J. The provisions of this Article VI shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of Article VI that occurs subsequent to such person becoming an Eligible Person.
K. The provisions of this Article VI shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
Article VII
In determining whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board of Directors may, in its discretion, consider both the short term and long term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the directors deem appropriate, the social and economic effects thereof on the Corporation’s present and future employees, suppliers and customers of the Corporation and its subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the directors consider pertinent.

Article VIII
The number of directors constituting the full Board shall be as determined by the Board from time to time. Whenever the By-Laws provide that the number of directors shall be three (3) or more, the By-Laws may also provide for staggering the terms of the members of the Board by dividing the total number of directors into three (3) groups, with each group containing one-third (1/3) of the total, as near as may be, whose terms of office expire at different times.
Article IX
Any action required or permitted to be taken by the shareholders of the Corporation may be taken only at a duly called annual or special meeting of the shareholders or by the unanimous written consent of the shareholders. Special meetings of shareholders may be called only by the Chairman of the Board of Directors, a majority of the Board of Directors, the Chief Executive Officer or the holders of a majority of the outstanding common stock.
Article X
Except as may otherwise be provided by the IBCL, any director or the entire Board of Directors may be removed with or without cause only by the vote of the holders of a majority of the shares of the Corporation’s stock entitled to vote for the election of directors.
Article XI
The affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding Preferred Stock) shall be required to amend or repeal the provisions of Articles IV (only to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), V, VI, VII, VIII, IX and XI of these Articles of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.1

The Corporation reserves the right to amend, repeal or modify these Articles of Incorporation in any manner permitted by the IBCL.

___________________________

1If Proposal No. 5 is not approved by our stockholders at the Annual Meeting, Article XI of the Amended and Restated Articles of Incorporation that we file with the Secretary of State of the State of Indiana to effect the Reincorporation will include the following additional paragraph:

“The By-Laws of the Corporation may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Corporation, provided, that the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Corporation shall be required for any such alteration, amendment, repeal, or adoption that would affect or be inconsistent with the provisions of Sections 2.8, 2.10, 2.11, 2.12, 3.1(b) (with regards to the minimum and maximum number of directors that can constitute the Board of Directors) and Section 8.1 of the By-Laws (in each case, in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors.”

Exhibit 2
Amended and Restated By-Laws of the Surviving Corporation

hhgregg, Inc.
AMENDED AND RESTATED BY-LAWS
Article I. - General.
1.1. Offices. The registered office of hhgregg, Inc. (the “Company”) shall be 251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204. The Company may also have offices at such other places both within and without the State of Indiana as the Board of Directors may from time to time determine or the business of the Company may require.
1.2. Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Indiana.”
1.3. Fiscal Year. The fiscal year of the Company shall be the period from April 1 through March 31.
Article II. - Shareholders.
2.1. Place of Meetings. Each meeting of the shareholders shall be held upon notice as hereinafter provided, at such place, either within or without of the State of Indiana, as the board of directors of the Company (the “Board of Directors” or the “Board”) shall have determined and as shall be stated in such notice.
2.2. Annual Meeting. The annual meeting of the shareholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the shareholders entitled to vote shall elect such members of the Board of Directors (each a “Director”) as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s Articles of Incorporation, or these by-laws.
2.3. Quorum. At all meetings of the shareholders, the presence, in person or represented by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Articles of Incorporation, or these by-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the shareholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
2.4. Right to Vote; Proxies. Subject to the provisions of the Company’s Articles of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. A shareholder may vote his or her shares either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy (including authorizing the person to receive, or to waive, notice of any shareholders’ meeting within the effective period of such proxy) by executing a writing, transmitting or authorizing the transmission of an electronic submission or in any manner permitted by law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a longer period is expressly provided in the appointment. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment. Subject to the Indiana Business Corporation Law (the “IBCL”) and to any express limitation on the proxy’s authority contained in the writing or electronic submission, the Company is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.5. Voting. At all meetings of shareholders, except as otherwise expressly provided for by statute, the Company’s Articles of Incorporation, or these by-laws, (i) in all matters other than the election of Directors, the action on such matter shall be approved by the Company’s shareholders if the votes properly cast in favor of the action exceed the votes properly cast opposing the action and (ii) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.
2.6. Notice of Meetings. A written notice, stating the date, time, and place of any meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered, mailed or sent by electronic transmission by the Secretary of the Company, to each shareholder of record of the Company entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Company’s current record of shareholders.

Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Company’s Articles of Incorporation, merger, or share exchange to which the Company would be a party, sale of the Company’s assets, dissolution of the Company, or consideration of voting rights to be accorded to shares acquired or to be acquired in a “control share acquisition” (as such term is defined in the IBCL). Except as required by the foregoing sentence or as otherwise required by the IBCL or the Company’s Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Company for inclusion in the minutes or filing with the Company’s records.  A shareholder’s attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented.  Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.
2.7. Shareholders’ List. A complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order and showing the address of each shareholder, and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary at least five business days before such meeting. Such list shall be provided and kept available at the times and places required by law.
2.8. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock, special meetings of the shareholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, a majority of the Board of Directors, the Chief Executive Officer, the President or the holders of a majority of the outstanding common stock. Only such business as is specified in the notice of any special meeting of the shareholders shall come before the meeting.
2.9. Inspectors. One or more inspectors shall be appointed by the Board of Directors in advance of any meeting of the shareholders to act at the meeting and make a written report thereof. If no inspector or alternate is able to act at a meeting of the shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at such meeting. Before discharging his duties as an inspector, each inspector shall take and sign an oath to execute his duties with strict impartiality and to the best of his ability. At the meeting for which the inspector or inspectors are appointed, he or they shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify the determination of the shares represented and the count of all votes and ballots.
2.10. Shareholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Company for inclusion in the minutes or filing with the corporate records reflecting the action taken. Action taken under this Section 2.10 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Company by facsimile or electronic transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 2.10 shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.

2.11. Business of Shareholder Meetings. At each annual meeting, the shareholders shall elect the Directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, all business, including nominations of candidates for and the election of Directors, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Company who (i) was a shareholder of record at the time of giving the notice provided for in this Section 2.11 or in Section 2.12 of these By-Laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.11 or in Section 2.12 of these By-Laws, as applicable.

For business other than nominations of candidates for and the election of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Company at the principal executive office of the Company. To be timely, a shareholder’s notice shall be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.
Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below) covered by clause (b)(iii) below or on whose behalf the proposal is made; (b) as to the shareholder giving the notice and any Shareholder Associated Person covered by clause (b)(iii) below or on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of any Shareholder Associated Person, (ii) the class and number of shares of the Company which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Company’s securities, and (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend either the Articles of Incorporation or the By-Laws of the Company, the language of the proposed amendment; and (d) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.
Notwithstanding anything in these By-Laws to the contrary and not including nominations of candidates for and the election of Directors, which are governed by Section 2.12 of these By-Laws, no business shall be conducted at any annual meeting except in accordance with this Section 2.11, and the Chairman of the Board or other person presiding at an annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (d) of the preceding paragraph of this Section 2.11. If a shareholder does not appear or send a qualified representative to present his or her proposal at such annual meeting, the Company need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company.

For the purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.
Notwithstanding the foregoing provisions of this Section 2.11, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the Company to solicit proxies for an annual meeting shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.
2.12. Notice of Shareholder Nominations. Nominations of persons for election as Directors may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Section 2.12 and who is entitled to vote in the election of Directors. Any shareholder of record entitled to vote in the election of Directors at a meeting may nominate a person or persons for election as Directors only if timely written notice of such shareholder’s intent to make such nomination is given to the Secretary of the Company at the principal executive office of the Company in accordance with the procedures for bringing nominations before an annual meeting set forth in this Section 2.12. To be timely, a shareholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.11 of these By-Laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.
Such shareholder’s notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination as they appear on the Company’s books, the person or persons to be nominated and the name and address of any Shareholder Associated Person (as defined in Section 2.11 of these By-Laws) covered by clause (c) below or on whose behalf the nomination is made; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Company which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person as of the date such notice is given securities, (d) a description of all arrangements or understandings between or among the shareholder, any Shareholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; (f) the consent of each nominee to serve as a Director if so elected; and (g) if the shareholder intends to solicit proxies in support of such shareholder’s nominee(s), a representation to that effect. The Company may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a Director of the Company.
The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by clause (g) of the preceding paragraph. If a shareholder does not appear or send a qualified representative to present his or her nomination at such meeting, the Company need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Company.
Notwithstanding anything in this Section 2.12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Company at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made of the date of such meeting.

Article III. - Directors.
3.1. Number of Directors.
(a) Except as otherwise provided by law, the Company’s Articles of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors. Directors need not be shareholders, residents of Indiana, or citizens of the United States. The use of the phrase “whole Board” herein refers to the total number of Directors which the Company would have if there were no vacancies.
(b) The number of Directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time, with a minimum of six and a maximum of twelve Directors. Members of the Board of Directors shall hold office until the annual meeting of shareholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the IBCL or the Company’s Articles of Incorporation may otherwise require, in the interim between annual meetings of shareholders or special meetings of shareholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may only be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.
The provisions of Section 23-1-33-6(c) of the IBCL shall not apply to the Company.
(c) If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining Directors, although more or less than a quorum, by a majority vote of such remaining Directors may elect a successor or successors who shall hold office for the unexpired term.
3.2. Resignation. Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.3. Removal. Except as may otherwise be provided by the IBCL or the Company’s Articles of Incorporation, any Director or the entire Board of Directors may be removed with or without cause only by the vote of the holders of a majority of the shares of the Company’s stock entitled to vote for the election of Directors.
3.4. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Company within or without the State of Indiana, at such places as they may from time to time determine.
3.5. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Articles of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
3.6. Executive Committee.  The Board of Directors may appoint three (3) members to an Executive Committee.  The Executive Committee shall, subject to the restrictions of Section 3.11, be authorized to exercise the authority of the full Board of Directors at any times other than during regular or special meetings of the Board of Directors.  All actions taken by the Executive Committee shall be reported at the first regular meeting of the Board of Directors following such actions.  Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

3.7. Compensation Committee. The Board of Directors may appoint two (2) or more members to a Compensation Committee.  The duties of the Compensation Committee shall be to (a) consider and recommend to the Board of Directors and management the overall compensation programs of the Company; (b) review and approve the compensation payable to the senior management personnel of the Company; (c) review and monitor the executive development efforts of the Company to assure development of a pool of management and executive personnel adequate for orderly management succession; (d) review significant changes in employee benefit plans and stock related plans; and (e) administer the Company’s stock option plans.

3.8. Audit Committee. The Board of Directors may appoint two (2) or more members to an Audit Committee.  The duties of the Audit Committee shall be to (a) recommend to the Board of Directors the selection of and engagement arrangements for the independent public accountants and auditors for each fiscal year; (b) recommend to the Board of Directors as to the advisability of having the independent public accountants and auditors make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters; (c) review the results of the audit for each fiscal year; (d) review such accounting policies of the Company as appropriate; (e) review the coordination between the independent public accountants and auditors and the Company’s chief accounting officer; (f) review the scope and procedures of the Company’s internal audit work and the quality and composition of the Company’s internal audit staff; and (g) review all related party transactions.

3.9. Nominating and Corporate Governance Committee. The Board of Directors may appoint two (2) or more members to a Nominating and Corporate Governance Committee. The duties of the Nominating and Corporate Governance Committee shall be to (a) identify qualified individuals to become members of the Board and recommend to the Board proposed Director nominees; (b) recommend to the Board appropriate Directors to serve on each committee of the Board of Directors; and (c) assess the Board’s effectiveness and develop and implement the Company’s corporate governance guidelines.

3.10 Other Committees. The Board of Directors may create one (1) or more committees in addition to any Executive Committee, Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution.  Each committee may have one (1) or more members, and all the members of such committee shall serve at the pleasure of the Board of Directors.

3.11 Limitations on Committees; Notice, Quorum and Voting.

(a)  Neither the Executive Committee, Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee nor any other committee hereafter established may:

(1)
authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method prescribed by the Board of Directors;

(2)	approve or propose to shareholders action that is required to be approved by shareholders;

(3)	fill vacancies on the Board of Directors or on any of its committees;

(4)	except as permitted under Section 3.11(a)(7) below, amend the Company’s Articles of Incorporation under IC 23-1-38-2;

(5)	adopt, amend, repeal, or waive provisions of these By-Laws;

(6)	approve a plan of merger not requiring shareholder approval; or

(7)
authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Company designated by the Board of Directors) to take the action described in this Section 3.11(a)(7) within limits prescribed by the Board of Directors.

(b)  Except to the extent inconsistent with the resolutions creating a committee, Sections 3.4 and 3.12 through 3.17 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and participation in meetings of the Board of Directors other than in person, apply to each committee and its members as well.
3.12. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of Directors and members of committees of the Board. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.13. Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. Notice need not be given to any Director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice.
3.14. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, or the Chief Executive Officer, on two (2) days’ notice to each Director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the Directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more Directors.
3.15. Quorum. At all meetings of the Board of Directors, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Company’s Articles of Incorporation, or by these by-laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.
3.16. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
3.17. Action by Consent. Unless otherwise restricted by the Company’s Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed, including by any manual, facsimile or conformed signature or an electronic signature, by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.
Article IV. - Officers.
4.1. Selection; Statutory Officers. The officers of the Company shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, President, a Secretary, and a Chief Financial Officer, and there may be a Chairman of the Board of Directors, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Chief Financial Officers as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.
4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. None of said officers need be a Director.
4.3. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
4.4. Terms of Office. Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and Directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.
4.7. Vice-Chairmen. The Vice-Chairmen shall perform such of the duties of the Chairman of the Board on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the Chairman of the Board.
4.8 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall have general charge and supervision and authority over the business and affairs of the Company, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board. If and so long as, the Chief Executive Officer shall be a duly elected and incumbent member of the Board, the Chief Executive Officer may be designated as Chairman and shall preside at all Shareholder Meetings and, if designated as Chairman or if no other Director is designated as Chairman, at Board Meetings.

4.9 President. The President shall be subject to the control of the Chief Executive Officer and the Board, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board. In the case of the absence or disability of the Chief Executive Officer, the President shall fulfill the duties of the Chief Executive Officer.
4.10 Chief Operating Officer. The Chief Operating Officer shall be subject to the control of the Chief Executive Officer and the Board, and shall have general charge of and supervision and authority over the operations of the Company, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board.
4.10 Vice-Presidents. The Vice-Presidents shall perform such of the duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.
4.11 Chief Financial Officer. The Chief Financial Officer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Chief Financial Officer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the Board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.
4.12 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.
4.13 Assistant Secretary. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.
4.14 Assistant Chief Financial Officer. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Chief Financial Officers of the Company. Any Assistant Chief Financial Officer upon his appointment shall perform such of the duties of the Chief Financial Officer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.
4.15 Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.
Article V. - Stock.
5.1. The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Company shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Company. Certificates for shares of the Company shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and the seal of the Company (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Company may be facsimiles. The Company may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.
Each certificate issued after the adoption of these By-Laws shall state on its face the name of the Company and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Company will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).
5.2. Fractional Share Interests. The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.
5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Indiana.
5.4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, that shall not be more than seventy (70) before the date of such meeting, nor more than seventy (70) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the fiftieth (50th) day immediately preceding the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and must fix a new record date if the adjourned meeting is not within 120 days of the date fixed for the original meeting..
5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.
5.6. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Articles of Incorporation and the laws of Indiana.
5.7. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

5.8. Inspection of Books. The shareholders of the Company, by a majority vote at any meeting of shareholders duly called, or in case the shareholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of shareholders; and no shareholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the shareholders.
Article VI. - Miscellaneous Management Provisions.
6.1. Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.
6.2. Notices.
(a) Notices to Directors may, and notices to shareholders shall, be in writing and delivered personally or mailed or sent by electronic transmission to the Directors or shareholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given orally, by telephone or in person.
(b) Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Articles of Incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
6.3. Conflict of Interest. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee and the Board or such committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s of officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders of the Company entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
6.4. Voting of Securities owned by the Company.
Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of the Company if he is present at such meeting, or in his absence by the Chief Financial Officer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the Chief Executive Officer, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Chief Financial Officer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

Article VII - Indemnification
7.1. To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Company against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.6 or Section 7.7, to have acted in good faith, in what he reasonably believed to be the best interests of the Company or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 7.1. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Company or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
7.2 The term “Claim” as used in this Article VII shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Company or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise (a) by reason of his being or having been an Eligible Person, or (b) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.
7.3. The term “Eligible Person” as used in this Article VII shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Company if his duties to the Company also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.
7.4 The terms “Liability” and “Expense” as used in this Article VII shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
7.5. The term “Wholly Successful” as used in this Article VII shall mean (a) termination of any claim against the Eligible Person in question without any finding of liability or guilt against him, (b) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (c) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
7.6. Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (a) if special independent legal counsel, which may be regular counsel of the Company, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Company a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.1(b) of this Article VII, and (b) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Company shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Company.
7.7. If an Eligible Person claiming indemnification pursuant to Section 7.6 is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.6 within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.6 within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Company and giving the Company ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Company deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.1(b) of this Article VII. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
7.8. The rights of indemnification provided in this Article VII shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Article VII, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Company to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.
7.9. Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Company (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.
7.10. The provisions of this Article VII shall be deemed to be a contract between the Company and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of Article VII that occurs subsequent to such person becoming an Eligible Person.
7.11. The provisions of this Article VII shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
Article VIII. - Miscellaneous Provisions.
8.1. Amendments. These By-Laws may be rescinded, changed, or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Company’s Articles of Incorporation or by the IBCL.1
8.2. Election to be governed by Chapter 23-1-43 of the IBCL. Effective upon the registration of any class of the Company’s shares under Section 12 of the Exchange Act, the Company shall be governed by the provisions of Chapter 23-1-43 of the IBCL regarding business combinations.
8.3 Control Share Acquisition Statute. The provisions of Chapter 23-1-42 of the IBCL shall not apply to the acquisition of shares of the Company.

___________________________

1If Proposal No. 5 is not approved by our stockholders at the Annual Meeting, we will amend and restate Section 8.1 of these By-Laws in its entirety to read as follows:

“8.1    Amendments. Subject always to any limitations imposed by the Company’s Articles of Incorporation, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, only by (i) the affirmative vote of the holders of at least a majority of the outstanding voting stock of the Company, provided, that the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Company shall be required for any such alteration, amendment, repeal, or adoption that would affect or be inconsistent with the provisions of Sections 2.8, 2.10, 2.11, 2.12, 3.1(b) (with regards to the minimum and maximum number of directors that can constitute the Board of Directors) and this Section 8.1 (in each case, in addition to any separate class vote that may be required pursuant to the terms of any then outstanding preferred stock of the Company), or (ii) by resolution of the Board of Directors duly adopted by not less than a majority of the directors then constituting the full Board of Directors.”

hhgregg, inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on August 4, 2015.

Vote by Internet

- Go to **www.envisionreports.com/HGG**
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Gregory M. Bettinelli	☐	☐	02 - William P. Carmichael	☐	☐	03 - Lawrence P. Castellani	☐	☐
04 - Benjamin D. Geiger	☐	☐	05 - Catherine A. Langham	☐	☐	06 - Dennis L. May	☐	☐
07 - John M. Roth	☐	☐	08 - Peter M. Starrett	☐	☐	09 - Kathleen C. Tierney	☐	☐
10 - Darrell E. Zink	☐	☐						

NOTE: The stockholders will act on any additional business that may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2015 Proxy Statement and 2015 Annual Report are available at www.edocumentview.com/hgg

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — hhgregg, Inc.

Annual Meeting of Stockholders will be held on Tuesday, August 4, 2015 at our Corporate headquarters 4151 E. 96th Street, Indianapolis, IN 46240, at 2:00 p.m. local time.

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Robert J. Riesbeck and Dennis L. May, or any of them, each with the full power of substitution, as proxies, to represent and vote the shares of common stock of hhgregg, Inc. that the undersigned, is/are entitled to vote, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of hhgregg, Inc. to be held on August 4, 2015, at 2:00 p.m. local time at the Company's principal executive offices located at 4151 East 96th St., Indianapolis, IN 46240 or at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors, FOR ratification of the action of the Company's Audit Committee in appointing KPMG LLP, or KPMG, as independent registered public accountants for the fiscal year ending March 31, 2016, FOR approval of the reincorporation of the Company from the State of Delaware to the State of Indiana, FOR approval of a provision in the new Articles of Incorporation requiring action by stockholder written consent be unanimous as required under Indiana state law, FOR approval of the elimination of the ability of the Company's stockholders, following the reincorporation, to amend the Company's new By-Laws as permitted under Indiana state law.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If you are not voting by internet or telephone, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.